The information in this pricing supplement is not complete and may be changed. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, Pricing Supplement dated August 22, 2006

PROSPECTUS Dated January 25, 2006	Pricing Supplement No. 96 to
PROSPECTUS SUPPLEMENT	Registration Statement No. 333-131266
Dated January 25, 2006	Dated , 2006
Rule 424(b)(2)

$

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Fixed Rate Notes

Outperformance Securities due September 30, 2007
Based on the Performance of the Intrinsic Value Basket as of September , 2006
and on the Relative Performance of the Intrinsic Value Basket and the S&P 500 Total Return Index
Unlike ordinary debt securities, the securities do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity or upon early redemption you will receive for each $10 principal amount of securities that you hold an amount in cash based upon the total return, whether positive or negative, of a static basket of shares of common stock of the companies identified by applying an “intrinsic value” model based on the Edwards-Bell-Ohlson variation of the Residual Income Model (each as described herein) as of the third scheduled trading day prior to the day we price the securities for initial sale to the public, which we refer to as the long basket, plus an amount, whether positive or negative, equal to 50% of the difference between (i) the total return of the long basket and (ii) the S&P 500 Total Return Index, which we refer to as the short index.

The intrinsic value model employed by Morgan Stanley’s U.S. Investment Strategy Team, which we refer to as the strategy team, attempts to identify the most undervalued quintile of stocks in the S&P 500 Index at any given time (as adjusted for statistical outliers as described herein), which we refer to as the Intrinsic Value Basket. The 98 stocks that constituted the Intrinsic Value Basket as of August 21, 2006 are listed in this pricing supplement under the section called “Description of Securities—Basket Stocks.” Although the intrinsic value model, when applied at different times, would identify different stocks as the most undervalued quintile of stocks in the S&P 500 Index, the stocks constituting the long basket, which we refer to as the basket stocks, will be the Intrinsic Value Basket as identified by applying the intrinsic value model on the third scheduled trading day prior to the pricing date, which may identify greater or fewer than 98 stocks as the most undervalued quintile at that time, and will not change over the term of the securities, except in limited circumstances relating to corporate events affecting the basket stocks.
The long basket will initially be weighted equally among the basket stocks as described in this pricing supplement, and the fractional value of each basket stock included in the long basket will be determined by a share ratio based on the closing price of each basket stock on the pricing date. The long basket value will be calculated on a total return basis. The initial long basket value will be 10.
The principal amount and issue price of each security is $10.
We will not pay interest on the securities.
At maturity, if not previously redeemed, for each $10 principal amount of securities that you hold you will receive a redemption amount per security equal to the arithmetic average of the daily performance values as calculated by the calculation agent on the three index business days beginning on September 25, 2007, which we refer to collectively as the determination dates.
° The “daily performance value” on any index business day will equal 98% times the sum of (i) the long basket value and (ii) 50% times the difference, whether positive or negative, between the long basket value and the short index value.
° The long basket value on any index business day will equal the sum of the products of (i) the closing value of each component stock on such day times (ii) the share ratio for such component stock.
° The short index value on any index business day will equal (i) the closing level of the S&P 500 Total Return Index on such day times (ii) the short index multiplier, which is calculated on the pricing date so that the initial short index value will be 10.
If on any index business day prior to the first determination date the daily performance value is less than or equal to $5, which date we refer to as the early redemption trigger date, we will redeem the securities for an early redemption payment amount equal to the arithmetic average of the daily performance values over the three index business days immediately following the early redemption trigger date.
The issuers of the basket stocks are not involved in this offering of the securities in any way and have no obligation of any kind with respect to the securities.
The securities will not be listed on any securities exchange.
The CUSIP number for the securities is 61747S694.
You should read the more detailed description of the securities in this pricing supplement. In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Securities.”
The securities are riskier than ordinary debt securities. See “Risk Factors” beginning on PS-13.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE $10 PER SECURITY

	Price to	Agent’s	Proceeds to
	Public	Commissions(1)(2)	Company

Per Security	$	$	$
Total	$	$	$

(1)	For additional information see “Supplemental Information Concerning Plan of Distribution” in this pricing supplement.
(2)	Includes a % underwriting fee.

MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the securities, see the section of this pricing supplement called “Description of Securities–Supplemental Information Concerning Plan of Distribution.”

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The securities have not been and will not be registered with the Comissão de Calores Mobiliários (The Brazilian Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

     The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     No action has been taken to permit an offering of the securities to the public in Hong Kong as the securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

     The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     The Agent and each dealer represent and agree that they will not offer or sell the securities nor make the securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to persons in Singapore other than:

      (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

     (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

     (c) a person who acquires the securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

      (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the securities we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors.”

      The securities offered are medium-term debt securities of Morgan Stanley. The return on the securities at maturity or upon early redemption is based upon the total return, whether positive or negative, of a static basket of shares of common stock of the companies identified by applying the intrinsic value model as of the third scheduled trading day prior to the day we price the security for initial sale to the public, which we refer to as the “Intrinsic Value Basket” or the long basket, plus an amount, whether positive or negative, equal to 50% of the difference between (i) the total return of the long basket and (ii) the S&P 500 Total Return Index, which we refer to as the short index.

     “Standard &Poor’s®,” “S&P®”, “S&P 500®,” “S&P 500® Index” and “S&P 500® Total Return Index” are trademarks of Standard & Poor’s Corporation and have been licensed for use by Morgan Stanley.

Each security costs $10

We, Morgan Stanley, are offering Outperformance Securities due September 30, 2007 Based on the Performance of the Intrinsic Value Basket as of September , 2006 and on the Relative Performance of the Intrinsic Value Basket and the S&P 500 Total Return Index, which we refer to as the securities. The principal amount and issue price of each security is $10.

The original issue price of the securities includes the agent’s commissions paid with respect to the securities. We expect that the secondary market prices of the securities will be adversely affected by the fact that the issue price of the securities includes the agent’s commissions. See “Risk Factors—The inclusion of commissions in the original issue price is likely to adversely affect secondary market prices,” “—An implicit charge will reduce the daily performance value” and “Description of Securities—Use of Proceeds and Hedging.”

No guaranteed return of principal; no interest	Unlike ordinary debt securities, the securities do not pay interest and do not guarantee any return of principal. If at maturity or upon early redemption the long basket value has decreased and/or the long basket has significantly underperformed (or has not sufficiently outperformed) the short index, we will pay you an amount in cash per security that is less, and potentially significantly less, than the $10 issue price of each security. We have provided examples of the effects of outperformance and underperformance under different scenarios under the heading “Hypothetical Payouts on the Securities at Maturity” beginning on PS- 10.

The initial long basket value equals 10

At the initial offering of the securities, the long basket will be weighted equally among the basket stocks as described under “Basket stocks” below, and the initial long basket value will be set at 10. The fractional amount of each basket stock included in the long basket will be determined by a share ratio calculated so that each basket stock represents its percentage weighting in the initial long basket value, based on the closing prices of the basket stocks on the day we price the securities for initial sale to the public, which we refer to as the pricing date.

The share ratio for any basket stock will be subject to adjustment for certain corporate events relating to that basket stock. See “Basket stocks” below. If a market disruption event occurs on the pricing date with respect to any basket stock, the closing price of such basket stock (but not of the other unaffected basket stocks) used to determine its share ratio will be the closing price of such basket stock on the next succeeding index business day on which no market disruption event occurs.

The long basket value will be published daily by the Chicago Board Options Exchange under the symbol “MSV.” CBOE in no way sponsors, endorses or is otherwise involved in the securities and disclaims any liability to any party for any inaccuracy in the data on which the long basket value is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the long basket value, or for the manner in which it is applied in connection with the securities.

The initial short index value equals 10	The short index is the S&P 500 Total Return Index. The short index value on any index business day will be the closing level of the S&P 500 Total Return Index on such day times a multiplier, which we refer to as the short index multiplier. The short index value on the pricing date will be set at 10 and the short index multiplier will be equal to 10 divided by the closing value of the S&P 500 Total Return Index on the pricing date. The short index multiplier will remain constant for the term of the securities.

Payment at maturity

At maturity, unless previously redeemed, you will receive for each $10 principal amount of securities that you hold a redemption amount in cash equal to the arithmetic average of the daily performance value as calculated by the calculation agent on the three index business days beginning on September 25, 2007, which we refer to collectively as the determination dates.

The “daily performance value” on any index business day will equal 98% times the sum of (i) the long basket value and (ii) 50% times the difference, whether positive or negative, between the long basket value and the short index value, as expressed by the following formula:

98% x (long basket value + (50% x (long basket value – short index value)))

where

long basket value	=	the sum of the products of (i) the closing value of each
basket stock times (ii) the share ratio for such basket stock

short index value	=	the closing value of the short index times the short index
multiplier

short index	=	, which is equal to 10 divided by the value of the
multiplier		short index on the pricing date

The daily performance value may be less than the $10 issue price of each security, particularly if at such time the long basket value has decreased from its initial value and/or the long basket has significantly underperformed (or has not sufficiently outperformed) the short index. Please carefully review the examples of “Hypothetical Payouts on the Securities at Maturity” beginning on PS-10.

Implicit charge	An implicit charge is paid to us upon the purchase of the securities because the daily performance value on the pricing date is only 98% of the $10 issue price of each security. As a result, the daily performance value must increase by more than 2.04% over the term of the securities for you to receive an amount in excess of the $10 principal amount of the securities.

Payment upon early redemption	If on any index business day prior to the first determination date the daily performance value is less than or equal to $5, which date we refer to as the early redemption trigger date, you will receive an early redemption payment amount equal to the arithmetic average of the daily performance value calculated over the three index business days immediately following the early redemption trigger date. This amount will be significantly less than the $10 principal amount of each security and may be significantly less than $5 per security.

Postponement of maturity date or early redemption date	If a market disruption event occurs on a scheduled determination date or a scheduled early redemption calculation date, as applicable, or if such date is not otherwise a trading day, the maturity date or early redemption payment date, as applicable, will be postponed until the second scheduled trading day following the final determination date or early redemption calculation date as postponed.

Basket stocks	The long basket will be composed of the common stocks of the companies identified as the Intrinsic Value Basket by applying the intrinsic value model as of the third scheduled trading day prior to the pricing date. The stocks that constituted the Intrinsic Value Basket as of August 21, 2006 are set forth in the table below. The following table also sets forth, for each basket stock, its trading symbol, SEC file number, the exchange on which it is listed, its sector of the economy, its percentage weighting in the initial long basket value, the initial price used to calculate its share ratio and its share ratio. The share ratios will be adjusted over the term of the securities to reflect cash dividends and other distributions so that the long basket will be calculated on a total return basis. See “Description of Securities—Adjustments to the Share Ratios” in this pricing supplement.

Issuer of Basket Stock	Trading Symbol	SEC File No.	Exchange	Sector	Percentage of Initial Long Basket Value	Initial Price of Basket Stock	Share Ratio

ACE Limited	ACE	001-11778	NYSE	Finance	1.02%	$
Aetna Inc.	AET	001-16095	NYSE	Health Services	1.02%	$
Aflac Incorporated	AFL	001-07434	NYSE	Finance	1.02%	$
The Allstate Corporation	ALL	001-11840	NYSE	Finance	1.02%	$
American International Group, Inc.	AIG	001-08787	NYSE	Finance	1.02%	$
AmerisourceBergen Corporation	ABC	001-16671	NYSE	Distribution Services	1.02%	$
AmSouth Bancorporation	ASO	001-07476	NYSE	Finance	1.02%	$
Anadarko Petroleum Corporation	APC	001-08968	NYSE	Energy Minerals	1.02%	$
Apache Corporation	APA	001-04300	NYSE	Energy Minerals	1.02%	$
Apollo Group, Inc.	APOL	000-25232	NASDAQ	Consumer Services	1.02%	$
AutoZone, Inc.	AZO	001-10714	NYSE	Retail Trade	1.02%	$
Baker Hughes Incorporated	BHI	001-09397	NYSE	Industrial Services	1.02%	$
Ball Corporation	BLL	001-07349	NYSE	Process Industries	1.02%	$
Bank of America Corporation	BAC	001-06523	NYSE	Finance	1.02%	$
BB&T Corporation	BBT	001-10853	NYSE	Finance	1.02%	$
Biomet, Inc.	BMET	001-15601	NASDAQ	Health Technology	1.02%	$
BJ Services Company	BJS	001-10570	NYSE	Industrial Services	1.02%	$
The Black & Decker Corporation	BDK	001-01553	NYSE	Consumer Durables	1.02%	$
Burlington Northern Santa Fe Corporation	BNI	001-11535	NYSE	Transportation	1.02%	$
Centex Corporation	CTX	001-06776	NYSE	Consumer Durables	1.02%	$
Chesapeake Energy Corporation	CHK	001-13726	NYSE	Energy Minerals	1.02%	$
Chevron Corporation	CVX	001-00368	NYSE	Energy Minerals	1.02%	$
The Chubb Corporation	CB	001-08661	NYSE	Finance	1.02%	$
ConocoPhillips	COP	001-32395	NYSE	Energy Minerals	1.02%	$
CONSOL Energy Inc.	CNX	001-14901	NYSE	Energy Minerals	1.02%	$

Issuer of Basket Stock	Trading Symbol	SEC File No.	Exchange	Sector	Percentage of Initial Long Basket Value	Initial Price of Basket Stock	Share Ratio

Constellation Brands, Inc.	STZ	001-08495	NYSE	Consumer Non-Durables	1.02%	$
Constellation Energy Group, Inc.	CEG	000-25931	NYSE	Utilities	1.02%	$
Countrywide Financial Corporation	CFC	001-12331-01	NYSE	Finance	1.02%	$
Coventry Health Care, Inc.	CVH	001-16477	NYSE	Health Services	1.02%	$
CSX Corporation	CSX	001-08022	NYSE	Transportation	1.02%	$
D.R. Horton, Inc.	DHI	001-14122	NYSE	Consumer Durables	1.02%	$
Devon Energy Corporation	DVN	001-32318	NYSE	Energy Minerals	1.02%	$
Dominion Resources, Inc.	D	001-08489	NYSE	Utilities	1.02%	$
The Dow Chemical Company	DOW	001-03433	NYSE	Process Industries	1.02%	$
DTE Energy Company	DTE	001-11607	NYSE	Utilities	1.02%	$
Federal Home Loan Mortgage Corporation	FRE	028-03433	NYSE	Finance	1.02%	$
Fifth Third Bancorp	FITB	000-08076	NASDAQ	Finance	1.02%	$
First Horizon National Corporation	FHN	001-15185	NYSE	Finance	1.02%	$
Gannett Co., Inc.	GCI	001-06961	NYSE	Consumer Services	1.02%	$
Golden West Financial Corporation	GDW	001-04629	NYSE	Finance	1.02%	$
The Goldman Sachs Group, Inc.	GS	001-14965	NYSE	Finance	1.02%	$
H&R Block, Inc.	HRB	001-06089	NYSE	Consumer Services	1.02%	$
Harrah’s Entertainment, Inc.	HET	001-10410	NYSE	Consumer Services	1.02%	$
HCA Inc.	HCA	001-11239	NYSE	Health Services	1.02%	$
Health Management Associates, Inc.	HMA	001-11141	NYSE	Health Services	1.02%	$
Hess Corporation	HES	001-01204	NYSE	Energy Minerals	1.02%	$
KB Home	KBH	001-09195	NYSE	Consumer Durables	1.02%	$
L-3 Communications Holdings, Inc.	LLL	001-14141	NYSE	Electronic Technology	1.02%	$
Leggett & Platt, Incorporated	LEG	001-07845	NYSE	Consumer Durables	1.02%	$
Lennar Corporation	LEN	001-11749	NYSE	Consumer Durables	1.02%	$
Lockheed Martin Corporation	LMT	001-11437	NYSE	Electronic Technology	1.02%	$
Marathon Oil Corporation	MRO	033-07065	NYSE	Energy Minerals	1.02%	$
Masco Corporation	MAS	001-05794	NYSE	Producer Manufacturing	1.02%	$
MedImmune, Inc.	MEDI	000-19131	NASDAQ	Health Technology	1.02%	$
Murphy Oil Corporation	MUR	001-08590	NYSE	Energy Minerals	1.02%	$
Mylan Laboratories Inc.	MYL	001-09114	NYSE	Health Technology	1.02%	$
National City Corporation	NCC	000-07229	NYSE	Finance	1.02%	$
National Oilwell Varco, Inc.	NOV	001-12317	NYSE	Industrial Services	1.02%	$
Navistar International Corporation	NAV	001-09618	NYSE	Producer Manufacturing	1.02%	$
Newmont Mining Corporation	NEM	001-31240	NYSE	Non-Energy Minerals	1.02%	$
NIKE, Inc.	NKE	001-10635	NYSE	Consumer Non-Durables	1.02%	$
Norfolk Southern Corporation	NSC	001-08339	NYSE	Transportation	1.02%	$
North Fork Bancorporation, Inc.	NFB	001-10458	NYSE	Finance	1.02%	$
Northrop Grumman Corporation	NOC	001-16411	NYSE	Electronic Technology	1.02%	$
Occidental Petroleum Corporation	OXY	001-09210	NYSE	Energy Minerals	1.02%	$
PACCAR Inc.	PCAR	001-14817	NASDAQ	Producer Manufacturing	1.02%	$
Patterson Companies, Inc.	PDCO	000-20572	NASDAQ	Distribution Services	1.02%	$
Prudential Financial, Inc.	PRU	001-16707	NYSE	Finance	1.02%	$
Pulte Homes, Inc.	PHM	001-09804	NYSE	Consumer Durables	1.02%	$
Raytheon Company	RTN	001-13699	NYSE	Electronic Technology	1.02%	$
Reynolds American Inc.	RAI	001-32258	NYSE	Consumer Non-Durables	1.02%	$
Rowan Companies, Inc.	RDC	001-05491	NYSE	Industrial Services	1.02%	$
Ryder System, Inc.	R	001-04364	NYSE	Finance	1.02%	$
Safeco Corporation	SAFC	001-06563	NASDAQ	Finance	1.02%	$
Schering-Plough Corporation	SGP	001-06571	NYSE	Health Technology	1.02%	$
Schlumberger N.V. (Schlumberger Limited)	SLB	001-04601	NYSE	Industrial Services	1.02%	$
SLM Corporation	SLM	001-13251	NYSE	Finance	1.02%	$
The Southern Company	SO	001-03526	NYSE	Utilities	1.02%	$
The St. Paul Travelers Companies, Inc.	STA	001-10898	NYSE	Finance	1.02%	$
SunTrust Banks, Inc.	STI	001-08918	NYSE	Finance	1.02%	$
SUPERVALU Inc.	SVU	001-05418	NYSE	Retail Trade	1.02%	$
Transocean Inc.	RIG	333-75899	NYSE	Industrial Services	1.02%	$
TXU Corp.	TXU	001-12833	NYSE	Utilities	1.02%	$

Issuer of Basket Stock	Trading Symbol	SEC File No.	Exchange	Sector	Percentage of Initial Long Basket Value	Initial Price of Basket Stock	Share Ratio

UnitedHealth Group Incorporated	UNH	001-10864	NYSE	Health Services	1.02%	$
UnumProvident Corporation	UNM	001-11839	NYSE	Finance	1.02%	$
U.S. Bancorp	USB	001-06880	NYSE	Finance	1.02%	$
Wachovia Corporation	WB	001-10000	NYSE	Finance	1.02%	$
Wal-Mart Stores, Inc.	WMT	001-06991	NYSE	Retail Trade	1.02%	$
Washington Mutual, Inc.	WM	001-14667	NYSE	Finance	1.02%	$
Watson Pharmaceuticals, Inc.	WPI	001-13305	NYSE	Health Technology	1.02%	$
Weatherford International Ltd.	WFT	001-31339	NYSE	Industrial Services	1.02%	$
WellPoint, Inc.	WLP	001-16751	NYSE	Health Services	1.02%	$
Wells Fargo & Company	WFC	001-02979	NYSE	Finance	1.02%	$
Whirlpool Corporation	WHR	001-03932	NYSE	Consumer Durables	1.02%	$
XL Capital Ltd	XL	001-10804	NYSE	Finance	1.02%	$
XTO Energy Inc.	XTO	001-10662	NYSE	Energy Minerals	1.02%	$
YUM! Brands, Inc.	YUM	001-13163	NYSE	Consumer Services	1.02%	$
Zimmer Holdings, Inc.	ZMH	001-16407	NYSE	Health Technology	1.02%	$

The following chart illustrates how the stocks that constituted the Intrinsic Value Basket as of August 21, 2006 are relatively concentrated in specific sectors of the economy, including Finance, Energy Minerals, Consumer Durables, Industrial Services, Health Technology, Health Services, Utilities and Consumer Services. The “other” category includes Electronic Technology, Consumer Non-Durables, Distribution Services, Process Industries, Producer Manufacturing, Retail Trade, Commercial Services, Non-Energy Minerals and Transportation.

The Intrinsic Value Basket	The intrinsic value model employed by Morgan Stanley’s U.S. Investment Strategy Team, which we refer to as the strategy team, attempts to identify the most undervalued quintile of stocks in the S&P 500 Index at any given time (as adjusted for statistical outliers), which we refer to as the Intrinsic Value Basket. Before finalizing the Intrinsic Value Basket as of any date, the strategy team adjusts for statistical outliers by calculating the value-to-price ratio for each stock in the S&P 500 Index and removing those stocks that have a value-to-price ratio of greater than 5.0 and less than 0.2. This has historically resulted in an average of 10 stocks being removed before determining the most undervalued quintile of stocks in the S&P 500 Index at any given time. The 98 stocks that constituted the Intrinsic Value Basket as of August 21, 2006 are listed in this pricing supplement under the section called “Description of Securities—Basket Stocks.” Although the intrinsic value model, when applied at different times, would identify different stocks as the most undervalued quintile of stocks in the S&P 500 Index, the basket stocks will be the Intrinsic Value Basket as identified by applying an intrinsic value model based on the Edwards-Bell-Ohlson variation of the Residual Income Model (each as described in Annex A) on the third scheduled trading day prior to the pricing date, which may identify greater or fewer than 98 stocks as the most undervalued quintile at that time, and will not change over the term of the securities, except in limited circumstances relating to corporate events affecting the basket stocks. The long basket will not benefit from any future changes to, or applications of, the intrinsic value model. For more information about the intrinsic value model, see “Annex A.”

The basket stocks will be identified based on the strategy team’s application of the intrinsic value model as of the third scheduled trading day prior to the pricing date and will remain static for the entire term of the securities	The composition of the long basket will be based on the strategy team’s application of the intrinsic value model as of the third scheduled trading day prior to the pricing date. However, their application of the intrinsic value model would be expected to result in the identification of different stocks as the most undervalued quintile of stocks in the S&P 500 Index when applied at other times, including immediately following the third scheduled trading day prior to the pricing date. Therefore, you should base your investment decision solely on your assessment of the stocks in the basket at such time. The long basket will not change to reflect any additions to or deletions from the Intrinsic Value Basket that would be made if the intrinsic value model were applied at a different time, using different assumptions or if there are variations to the intrinsic value model’s methodology. For public information available to investors on the component companies, see “Description of the Securities—Public Information.” For more information about the Intrinsic Value Basket, see “Annex A.”

Morgan Stanley research analysts will conduct research and provide recommendations without regard to your interests	Morgan Stanley research analysts may conduct research and provide recommendations with respect to any or all of the basket stocks. They will do so without regard to your interests and without regard to the impact such research or recommendations may have on the value of your securities. Changes in Morgan Stanley’s research recommendations at any time, including decisions to downgrade any or all of the basket stocks, may adversely affect the market price of any such basket stocks and the value of your securities. For public information available to investors on the component companies, see “Description of the Securities—Public Information.”

The strategy team’s application of the intrinsic value model may provide results that are inconsistent with Morgan Stanley’s research recommendations	The strategy team does not consider Morgan Stanley’s research recommendations when applying the intrinsic value model to identify the most undervalued quintile of stocks in the S&P 500 Index at any given time. Because the intrinsic value model is a formula-driven, quantitative measure, the results derived using the model (such as whether a stock is under- or over-valued) are likely to be inconsistent at times with Morgan Stanley’s research recommendations about particular basket stocks or generally accepted views in the marketplace.

You may revoke your offer to purchase the securities prior to our acceptance	We are using this pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, or any changes to the composition of the Intrinsic Value Basket before the long basket is set, we will notify you.

MS & Co. will be the Calculation Agent	We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co, to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will calculate the daily performance value, each long basket value, each short index value, the payment to you at maturity or upon early redemption and adjustments to the share ratios to reflect cash dividends and other distributions and will determine what, if any, other adjustments should be made to the share ratios to reflect certain corporate and other events affecting the basket stocks and whether a market disruption event has occurred.

Where you can find more information on the securities

The securities are senior notes issued as part of our Series F medium-term note program. You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006 and the prospectus dated January 25, 2006. We describe the basic features of this type of security in the section of the prospectus supplement called “Description of Notes” and the section of the prospectus called “Description of Securities.”

Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the securities, you should read the “Description of Securities” section in this pricing supplement. You should also read about some of the risks involved in investing in the securities in the section called “Risk Factors.” The tax treatment of investments in equity-linked securities such as these may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called “Description of Securities—United States Federal Income Taxation.” We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the securities.

How to reach us	You may contact our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

HYPOTHETICAL PAYOUTS ON THE SECURITIES AT MATURITY

     At maturity, if not previously redeemed, for each $10 principal amount of securities that you hold you will receive a redemption amount equal to the arithmetic average of the daily performance value as calculated by the calculation agent on the three index business days beginning on September 25, 2007, which we refer to collectively as the determination dates. The daily performance value on any index business day will equal 98% times the sum of (i) the long basket value and (ii) 50% times the difference, whether positive or negative, between the long basket value and the short index value.

     If on any index business day prior to the first determination date the daily performance value is less than or equal to $5, which date we refer to as the early redemption trigger date, you will receive an early redemption payment amount equal to the arithmetic average of the daily performance value over the three index business days immediately following the early redemption trigger date. This amount will be less than the $10 principal amount of each security and may be less than $5 per security.

     Presented below are two hypothetical examples showing how the daily performance value is calculated. These values have been rounded to the nearest cent, with one-half cent rounded upward.

     First example:

     The long basket value is 25% greater than its initial value and the short index value is 5% greater than its initial value.

Initial long basket value:	10.00	Initial short index value:	10.00
Long basket value:	12.50	Short index value:	10.50

     Daily performance value = 98% x (12.50 + (50% x (12.50 – 10.50))) = $13.23

     In the example above, the daily performance value is $13.23, which is 98% of the sum of the long basket value plus half of the difference in performance between the long basket and the short index.

     Second example:

     The long basket value is 5% greater than its initial value and the short index value is 25% greater than its initial value.

Initial long basket value:	10.00	Initial short index value:	10.00
Long basket value:	10.50	Short index value:	12.50

     Daily performance value = 98% x (10.50 + (50% x (10.50 – 12.50))) = $9.31

     In the example above, the daily performance value is $9.31, which is 98% of the sum of the long basket value minus half of the difference in performance between the long basket and the short index. Even though the long basket value has increased, the daily performance value is less than the $10 principal amount per security, because the long basket significantly underperformed the short index.

     Because the values of the long basket and the short index may be subject to significant fluctuations over the term of the securities, it is not possible to present a chart or table illustrating the complete range of possible payouts on the securities. The ten examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the values on the amount payable to you at maturity or upon early redemption. However, the values may not increase or decrease in accordance with any of the trends depicted by the hypothetical examples below.

     These hypothetical examples are based on an initial long basket value and an initial short index value of 10. These values have been rounded to the nearest cent, with one-half cent rounded upward.

	Example 1	Example 2	Example 3	Example 4	Example 5

Long Basket Value	12.50	12.50	12.50	7.50	7.50

Short Index Value	10.00	7.50	12.50	10.00	7.50

Daily Performance Value*:	$13.48	$14.70	$12.25	$6.13	$7.35

Redemption Amount:	$13.48	$14.70	$12.25	$6.13	$7.35

	Example 6	Example 7	Example 8	Example 9	Example 10

Long Basket Value	7.50	10.00	10.00	9.50	11.00

Short Index Value	12.50	7.50	12.50	7.50	15.00

Daily Performance Value*:	$4.90	$11.03	$8.58	$10.29	$8.82

Redemption Amount:	$4.90	$11.03	$8.58	$10.29	$8.82

* For purposes of these hypothetical examples, we are assuming that the hypothetical daily performance values shown in the table above were determined by taking the arithmetic average of the daily performance values over the appropriate three-day measurement period.
  In Example 1, the long basket value is 25% greater than its initial value and the short index value is equal to its initial value. Accordingly, the daily performance value would be $13.48, which is 98% of the sum of the long basket value plus half of the difference in performance between the long basket and short index. If this was the arithmetic average of the daily performance value over the three determination dates, the redemption amount would be $13.48 per security.

  In Example 2, the long basket value is 25% greater than its initial value and the short index value is 25% less than its initial value. Accordingly, the daily performance value would be $14.70, which is 98% of the sum of the long basket value plus half of the difference in performance between the long basket and short index. If this was the arithmetic average of the daily performance value over the three determination dates, the redemption amount would be $14.70 per security.

  In Example 3, both the long basket value and the short index value are 25% greater than their initial values. Accordingly, the daily performance value would be $12.25, which, because there is no difference between the long basket value and the short index value, is 98% of the long basket value. If this was the arithmetic average of the daily performance value over the three determination dates, the redemption amount would be $12.25 per security.

  In Example 4, the long basket value is 25% less than its initial value and the short index value is equal to its initial value. Accordingly, the daily performance value would be $6.13, which is 98% of the sum of the long basket value minus half of the difference in performance between the long basket and short index. If this was the arithmetic average of the daily performance value over the three determination dates, the redemption amount would be $6.13 per security.

  In Example 5, both the long basket value and the short index value are 25% less than their initial values. Accordingly, the daily performance value would be $7.35, which, because there is no difference between the long basket value and the short index value, is 98% of the long basket value. If this was the arithmetic average of the daily performance value over the three determination dates, the redemption amount would be $7.35 per security.

  In Example 6, the long basket value is 25% less than its initial value and the short index value is 25% greater than its initial value. Accordingly, the daily performance value would be $4.90, which is 98% of the sum of the long basket value minus half of the difference in performance between the long basket and short index. If the daily performance value were to be $4.90 on any index business day prior to the first determination date, an early redemption would be automatically triggered and the early redemption amount would be calculated based on the arithmetic average of the daily performance value over the next succeeding three index business days. If over this three-day period the long basket value were to decline and/or the short index value were to increase, the early redemption payment amount could be significantly less than $4.90 per security. In no event, however, will you lose more than your entire principal amount.

  In Example 7, the long basket value equals its initial value and the short index value is 25% less than its initial value. Accordingly, the daily performance value would be $11.03, which is 98% of the sum of the long basket value plus half of the difference in performance between the long basket and short index. If this was the arithmetic average of the daily performance value over the three determination dates, the redemption amount would be $11.03 per security.

  In Example 8, the long basket value equals its initial value and the short index value is 25% greater than its initial value. Accordingly, the daily performance value would be $8.58, which is 98% of the sum of the long basket value minus half of the difference in performance between the long basket and short index. If this was the arithmetic average of the daily performance value over the three determination dates, the redemption amount would be $8.58 per security.

  In Example 9, the long basket value is 5% less than its initial value and the short index value is 25% less than its initial value. Accordingly, the daily performance value would be $10.29, which is 98% of the sum of the long basket value plus half of the difference in performance between the long basket and short index. If this was the arithmetic average of the daily performance value over the three determination dates, the redemption amount would be $10.29 per security, which is greater than the principal amount of each security even though both the long basket and short index have decreased in value.

  In Example 10, the long basket value is 10% greater than its initial value and the short index is 50% greater than its initial value. Accordingly, the daily performance value would be $8.82, which is 98% of the sum of the long basket value minus half of the difference in performance between the long basket and short index. If this was the arithmetic average of the daily performance value over the three determination dates, the redemption amount would be $8.82 per security, which is less than the principal amount of each security even though both the long basket and the short index have increased in value.

     You can review the historical levels of the S&P 500 Total Return Index for the period from January 1, 2001 to August 21, 2006, as well as the hypothetical relative performance, calculated on a total return basis, of 127 static versions of the Intrinsic Value Basket and of hypothetical “outperformance securities,” the return on which is calculated on substantially the same basis as the return on the securities, each as compared to the S&P 500 Total Return Index over the corresponding 127 one-year measurement periods, in the section of this pricing supplement called “Description of Securities—Historical Information.” You cannot predict the future performance of the long basket, the short index, or any future performance of the long basket relative to the short index, based on historical performance.

RISK FACTORS

     The securities are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, do not pay interest or guarantee any return of principal. This section describes the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

The securities do not pay interest or guarantee return of principal and may be subject to automatic early redemption

The terms of the securities differ from those of ordinary debt securities in that we will not pay you interest on the securities or guarantee to pay you the principal amount of the securities. Instead, at maturity, if the securities have not already been redeemed, you will receive for each $10 principal amount of securities that you hold an amount in cash equal to the arithmetic average of the daily performance values as calculated by the calculation agent over the three index business days beginning on the first determination date. This amount may be less, and potentially significantly less, than the $10 principal amount of each security.

If on any index business day prior to the first determination date the daily performance value is less than or equal to $5, you will receive an early redemption payment amount equal to the arithmetic average of the daily performance value over the immediately succeeding three index business days. This amount will be less than the $10 principal amount of each security and could be significantly less than $5 per security if, over that period, the long basket value declines and/or the short index value changes in a way that is unfavorable to you.

See “Hypothetical Payouts on the Securities at Maturity” beginning on PS–10 for more detail on the possible payouts on the securities at maturity.

We cannot predict the performance of the Intrinsic Value Basket

The stocks included in the Intrinsic Value Basket at any time are identified on the basis of the application of an intrinsic value model. We cannot predict whether the Intrinsic Value Basket will outperform the S&P 500 Total Return Index, nor can we assure you that the results provided by the model are correct or that the information used is reliable or complete.

Even if the results provided by the model are correct and complete, the intrinsic value strategy may not work. For example, the Intrinsic Value Basket has not performed well when the market moves through a “momentum phase,” which can be characterized by “trend” investing, such as the period from 1998 to 2000 where stock price movements were typically disconnected from underlying fundamentals. In such a market, where particular “hot” stocks or sectors become popular and appreciate rapidly even with a lack of earnings, the intrinsic value model becomes ineffective. We cannot predict whether a “momentum phase” will occur during the term of the securities. The long basket could significantly decline and/or significantly underperform the S&P 500 Total Return Index over the term of the securities, particularly in a “momentum” market, in which case you will lose money on your investment.

The securities will not be listed	The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. currently intends to act as a market maker for the securities but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the securities easily. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the securities.

Market price of the securities may be influenced by many unpredictable factors	Several factors, many of which are beyond our control, will influence the value of the securities and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including but not limited to:

  the value of the long basket and the relative performance of the long basket and the short index at any time,

  whether or not the daily performance value has decreased to or near the $5 trigger level at any time on any index business day during the term of the securities,

  interest and yield rates in the markets,

  geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket stocks or the stocks underlying the short index or stock markets generally and which may affect the daily performance value, our creditworthiness and

  the occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its share ratio or to the long basket.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the issue price if at the time of sale or on any earlier date the daily performance value is at, below or not sufficiently above $10.

The inclusion of commissions in the original issue price is likely to adversely affect secondary market prices	Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

An implicit charge will reduce the daily performance value	Your return on the securities will reflect the deduction of an implicit charge that will reduce the daily performance value by 2% on the pricing date and over the term of the securities. Accordingly, the amount payable to you at maturity or upon early redemption will be less than it would have been absent this charge. In order for you to receive a payment at maturity in excess of your original investment, the daily performance value will have to increase sufficiently to overcome the offsetting effect of this charge.

Changes in the value of one or more of the basket stocks may offset each other	Price movements in the basket stocks may not correlate with each other. At a time when the value of one or more of the basket stocks increases, the value of one or more of the other basket stocks may not increase as much or may decline in value. Therefore, in calculating the daily performance value, increases in the value of one or more of the basket stocks may be moderated, or wholly offset, by lesser increases or declines in the value of other basket stocks. You can review a graph of hypothetical historical values of the long basket, as well as the historical values of the short index, for each calendar quarter in the period from January 1, 2001 through August 21, 2006 in the section of this pricing supplement called “Description of Securities—Historical Information.” You cannot predict the future performance of any of the basket stocks or of the long basket or short index as a whole, based on their historical performance. In addition, there can be no assurance that the average daily performance value will be higher than 10 so that you will receive at maturity an amount in excess of the principal amount of the securities, or any amount at all.

Your return depends not only on the performance of the long basket, but also on the relative return of the long basket and the S&P 500 Total Return Index

Because the return on the securities is based both on the performance of the long basket and on the performance of the long basket relative to the performance of the S&P 500 Total Return Index, the return on the securities will not be the same as an investment in the basket stocks or a short position with respect to the S&P 500 Total Return Index or its underlying stocks. The return on the securities will exceed the principal amount of the securities only if the long basket performs sufficiently well relative to its initial value and/or in relation to the S&P 500 Total Return Index. If at maturity the long basket value is less than its initial value and/or the long basket underperforms (or does not sufficiently outperform) the S&P 500 Total Return Index, you will receive less than the $10 principal amount of the securities. See examples 4, 5, 6, 8 and 10 under “Hypothetical Payouts on the Securities at Maturity” above.

Consequently, any increase in the long basket value can be partially or fully offset by an equal or greater increase in the level of the S&P 500 Total Return Index. You could lose money on your investment even if at maturity the long basket value is greater than its initial value. Furthermore, to the extent the price movements (whether positive or negative) of the basket stocks and the stocks underlying the S&P 500 Total Return Index are correlated with each other, your return will not be affected by the relative performance feature of the securities. See examples 3 and 5 under “Hypothetical Payouts on the Securities at Maturity” above.

The basket stocks will be the stocks identified as the Intrinsic Value Basket on the third scheduled trading day prior to the pricing date; while the intrinsic value model would be expected to identify different stocks for the Intrinsic Value Basket if applied at different times, the basket stocks will not change over the term of the securities	The basket stocks will be the stocks identified as the Intrinsic Value Basket on the third scheduled trading day prior to the pricing date, based on the application of the intrinsic value model as of such date. However, the application of the intrinsic value model would be expected to result in the identification of different stocks as the most undervalued quintile of stocks in the S&P 500 Index when applied at other times, including immediately following the third scheduled trading day prior to the pricing date. Therefore, you should base your investment decision solely on your assessment of the stocks in the long basket at such time. The composition of the long basket, upon which performance of your securities is based, will remain static for the entire term of the securities, except in limited circumstances relating to corporate events affecting the basket stocks. The long basket will not change to reflect any additions to or deletions from the Intrinsic Value Basket that would be made if the intrinsic value model were applied at a different time, using different assumptions or if there are variations to the intrinsic value model’s methodology.

Morgan Stanley research analysts will conduct research and provide recommendations without regard to your interests	Morgan Stanley research analysts may conduct research and provide recommendations with respect to any or all of the basket stocks. They will do so without regard to your interests and without regard to the impact such research or recommendations may have on the value of your securities. Changes in Morgan Stanley’s research recommendations at any time, including decisions to downgrade any or all of the basket stocks, may adversely affect the market price of any such basket stocks and the value of your securities.

The application of the intrinsic value model may provide results that are inconsistent with Morgan Stanley’s research recommendations	The strategy team does not consider Morgan Stanley’s research recommendations when applying its intrinsic value model to identify the most undervalued quintile of stocks in the S&P 500 Index at any given time. Because the intrinsic value model is a formula-driven, quantitative measure, the results derived using the model (such as whether a stock is under- or over-valued) are likely to be inconsistent at times with Morgan Stanley’s research recommendations about particular basket stocks or generally accepted views in the marketplace.

The Intrinsic Value Basket is currently relatively concentrated in specific sectors of the economy	The companies included in the Intrinsic Value Basket as of August 21, 2006 are relatively concentrated in certain sectors of the economy, including Finance, Energy Minerals, Health Technology, Consumer Durables, Health Services, Utilities, Industrial Services, Consumer Services and Electronic Technology. Consequently, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than the S&P 500 Index as a whole.

Industry consolidation and other corporate events may alter the composition of the long basket; basket stocks may be delisted and removed from the basket	If the issuer of a basket stock is acquired in a stock-for-stock transaction, the acquiring company will generally assume that basket stock’s place in the long basket, including if the acquirer is already in the long basket. Consequently, any consolidation among issuers of the basket stocks would leave a smaller number of stocks in the long basket, and an increased weighting and share ratio for the surviving consolidated company. In addition, if any of the basket stocks is no longer listed on a primary U.S. securities exchange or traded through the facilities of a U.S. national securities system, that basket stock will be removed from the long basket and its value at the time of removal will be redistributed among the remaining basket stocks. As a result, the liquidity and market price of the securities may be adversely affected. The effect on the long basket and on the basket stock share ratios of any consolidation transactions, delistings and other reorganization events with respect to the basket stocks is described in paragraphs 5 and 6 under “Description of Securities—Adjustments to the Share Ratios.”

Morgan Stanley is not affiliated with the issuers of the basket stocks	We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the share ratios of the basket stocks. The issuers of the basket stocks have no obligation to consider your interests as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuers of the basket stocks.

Morgan Stanley may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests	We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. Furthermore, the composition of the long basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

You have no shareholder rights	Investing in the securities is not equivalent to investing in the basket stocks or the stocks underlying the S&P 500 Total Return Index. As in investor in the securities, although you may participate indirectly in the dividend benefits relating to the basket stocks (because the long basket is calculated on a total return basis), you will not have voting rights or any other rights with respect to the stocks that underlie the long basket or the short index.

The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect the basket stocks	MS & Co., as calculation agent, will adjust the share ratio for a basket stock for certain events affecting that basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust the share ratio, the market price of the securities may be materially and adversely affected. In addition, under certain circumstances the calculation agent may, but is not required to, make adjustments for corporate events that can affect the basket stocks other than those contemplated in this pricing supplement. Any such adjustments will be made to reflect the consequences of events but not with the aim of changing relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the share ratio may materially and adversely affect the market price of the securities.

Adjustments to the S&P 500 Total Return Index or the S&P 500 Index could adversely affect the value of the securities	Standard & Poor’s Corporation, or S&P®, is responsible for calculating and maintaining the S&P 500 Total Return Index and the S&P 500 Index. S&P can add, delete or substitute the stocks underlying the S&P 500 Total Return Index or the S&P 500 Index or make other methodological changes that could change the value of the indices. Any of these actions could adversely affect the value of the securities.

S&P may discontinue or suspend calculation or publication of the S&P 500 Total Return Index or the S&P 500 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500 Total Return Index or S&P 500 Index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the daily performance value will be calculated based on the closing prices of the stocks underlying the S&P 500 Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the S&P 500 Index last in effect prior to discontinuance of the S&P 500 Index, as may be adjusted using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the S&P 500 Total Return Index.

The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests

The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the securities.

The strategy team is part of MS & Co.’s research department. The use of the Intrinsic Value Basket in connection with the securities may be considered by MS & Co.’s senior management as one of the factors in determining the contribution of the research department to MS & Co.’s business and the appropriate research budget and allocation of research expenses, without regard to the specific revenues or results derived from the securities.

As calculation agent, MS & Co. will determine the share ratios and the short index multiplier and will calculate the daily performance value, long basket value, short index value and the payment you will receive at maturity or upon early redemption and will determine what, if any, adjustments should be made to the share ratios to reflect certain corporate and other events and whether a market disruption event has occurred. The determinations made by MS & Co., in its capacity as calculation agent, including adjustments to the share ratios and with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the short index value in the event of a discontinuance of the S&P 500 Total Return Index or the S&P 500 Index, may affect the payout to you at maturity or upon early redemption. See the sections of this pricing supplement called “Description of Securities—Market Disruption Event” and “—Discontinuance of the S&P 500 Total Return Index; Alteration of Method of Calculation.”

The original issue price of the securities includes the agent’s commissions and certain costs of hedging our obligations under the securities. The subsidiaries through which we hedge our obligations under the securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the values of the long basket or the short index	MS & Co. and other affiliates of ours will carry out hedging activities related to the securities (and possibly to other instruments linked to the long basket, the short index or their component stocks), including trading in the basket stocks and/or trading short in the stocks underlying the S&P 500 Total Return Index, and by taking positions in futures contracts on the S&P 500 Index as well as in other instruments related to the long basket and the S&P 500 Total Return Index. MS & Co. and some of our other subsidiaries also trade the stocks underlying the long basket and the short index and other financial instruments related to the long basket and the short index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the securities for initial sale to the public could potentially increase the price of the basket stocks and/or decrease the level of the S&P 500 Total Return Index and, as a result, could adversely affect the values at which the long basket and short index must close before you receive a payment at maturity that is equal to or exceeds the principal amount of the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the values of the long basket and short index on the determination dates and, accordingly, the amount of cash you will receive at maturity or upon early redemption.

Because the characterization of the securities for U.S. federal income tax purposes is uncertain, the material U.S. federal income tax consequences of an investment in the securities are uncertain

You should also consider the U.S. federal income tax consequences of investing in the securities. There is no direct legal authority as to the proper tax treatment of the securities, and consequently significant aspects of the tax treatment of the securities are uncertain. Pursuant to the terms of the securities, you have agreed with us to treat a security as a single financial contract that is an “open transaction,” as described in the section of this pricing supplement called “United States Federal Income Taxation—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and/or character of income, gain or loss with respect to the securities would differ from those described in the section of this pricing supplement called “United States Federal Income Taxation —U.S. Holders—Tax Treatment of the Securities.” We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called “United States Federal Income Taxation.”

If you are a non-U.S. investor, please also read the section of this pricing supplement called “Description of Securities—United States Federal Income Taxation—Non-U.S. Holders.”

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term “Securities” refers to each $10 principal amount of our Outperformance Securities due September 30, 2007 Based on the Performance of the Intrinsic Value Basket as of September    , 2006 and on the Relative Performance of the Intrinsic Value Basket and the S&P 500 Total Return Index. In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$

Original Issue Date (Settlement Date)	, 2006

Pricing Date	, 2006

Maturity Date	September 30, 2007, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on any Determination Date.

If, due to a Market Disruption Event or otherwise, the final Determination Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the final Determination Date as postponed. See “Determination Dates” below.

Issue Price	$10 per Security (100%)

Denominations	$10 and integral multiples thereof

CUSIP Number	61747S694

Interest Rate	None

Specified Currency	U.S. dollars

Payment at Maturity

On the Maturity Date, if the Securities have not been redeemed in accordance with “—Early Redemption” below, upon delivery of the Securities to the Trustee we will pay with respect to the $10 principal amount of each Security an amount in cash equal to the Redemption Amount.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each Security, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Securities to the Trustee for delivery to DTC, as holder of the Securities, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Book Entry Security or Certificated Security” below, and see “The Depositary” in the accompanying prospectus supplement.

Redemption Amount	The arithmetic average of the Daily Performance Values as calculated by the Calculation Agent on each of the three Determination Dates.

Daily Performance Value	The Daily Performance Value on any Index Business Day will be equal to 98% times the sum of (i) the Long Basket Value and (ii) 50% times the Long Basket Value minus the Short Index Value. The Daily Performance Value is expressed by the following formula:

Daily
Performance =	98%	x (Long Basket Value+ (50% x (Long Basket Value – Short Index Value)))
Value

The Calculation Agent will calculate the Daily Performance Value on each Index Business Day, including on each of the Determination Dates or the Early Redemption Calculation Dates, as applicable.

Long Basket Value	The Long Basket Value on any Index Business Day will be equal to the sum of the products of (i) the Basket Stock Closing Price on such day with respect to each Basket Stock times (ii) the Share Ratio for such Basket Stock.

Initial Long Basket Value	10. The Initial Long Basket Value will equal the sum of the products of (i) the Basket Stock Closing Price of each Basket Stock, as determined on the Pricing Date, times (ii) the Share Ratio for each such Basket Stock.

Basket Stock Closing Price	The Basket Stock Closing Price for one share of a Basket Stock (or one unit of any other security for which a Basket Stock Closing Price must be determined) on any Trading Day (as defined below) means:

•	if a Basket Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Basket Stock (or any such other security) is listed or admitted to trading,

•	if a Basket Stock (or any such other security) is a security of the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

•	if a Basket Stock (or any such other security) is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the National Association of Securities Dealers, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If a Basket Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Basket Stock Closing Price for one share of such Basket Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If the last reported sale price or Nasdaq official closing price, as applicable, for a Basket Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Basket Stock Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “security of the Nasdaq National Market” will include a security included in any successor to such system, and the term “OTC Bulletin Board Service” will include any successor service thereto.

Long Basket	The Long Basket will be composed of the Basket Stocks and consists of a number of shares of each Basket Stock equal to the Share Ratio with respect to such Basket Stock. See “—Basket Stocks” below. On the Pricing Date, the Share Ratio for each Basket Stock will be calculated so that the Long Basket will initially be weighted equally among the Basket Stocks as described under “—Basket Stocks” below, based on the Basket Stock Closing Price with respect to each Basket Stock. The initial Long Basket Value will be 10.

Basket Stocks	The Basket Stocks will be the common stocks of the issuers identified as the Intrinsic Value Basket by the application of the intrinsic value model as of the third scheduled trading day prior to the Pricing Date. The intrinsic value model will be applied using the latest available data, which is generally updated on a monthly basis. The companies that constituted the Intrinsic Value Basket as of August 21, 2006 are set forth in the table below. The table also indicates the trading symbol for each Basket Stock, the SEC file number for each issuer, the securities exchange on which each Basket Stock is listed, the sector of the economy in which each issuer conducts its business, the percentage of the Initial Long Basket Value represented by the shares of each Basket Stock contained in the Long Basket, the initial price of each Basket Stock used to calculate its Share Ratio and the Share Ratio with respect to each Basket Stock. The Share Ratios will be adjusted over the term of the securities to reflect cash dividends and other distributions so that the Long Basket will be calculated on a total return basis. See “Adjustments to the Share Ratios” below.

Issuer of Basket Stock	Trading Symbol	SEC File No.	Exchange	Sector	Percentage of Initial Long Basket Value	Initial Price of Basket Stock	Share Ratio

ACE Limited	ACE	001-11778	NYSE	Finance	1.02%	$
Aetna Inc.	AET	001-16095	NYSE	Health Services	1.02%	$
Aflac Incorporated	AFL	001-07434	NYSE	Finance	1.02%	$
The Allstate Corporation	ALL	001-11840	NYSE	Finance	1.02%	$
American International Group, Inc.	AIG	001-08787	NYSE	Finance	1.02%	$
AmerisourceBergen Corporation	ABC	001-16671	NYSE	Distribution Services	1.02%	$
AmSouth Bancorporation	ASO	001-07476	NYSE	Finance	1.02%	$
Anadarko Petroleum Corporation	APC	001-08968	NYSE	Energy Minerals	1.02%	$
Apache Corporation	APA	001-04300	NYSE	Energy Minerals	1.02%	$
Apollo Group, Inc.	APOL	000-25232	NASDAQ	Consumer Services	1.02%	$
AutoZone, Inc.	AZO	001-10714	NYSE	Retail Trade	1.02%	$
Baker Hughes Incorporated	BHI	001-09397	NYSE	Industrial Services	1.02%	$
Ball Corporation	BLL	001-07349	NYSE	Process Industries	1.02%	$
Bank of America Corporation	BAC	001-06523	NYSE	Finance	1.02%	$
BB&T Corporation	BBT	001-10853	NYSE	Finance	1.02%	$
Biomet, Inc.	BMET	001-15601	NASDAQ	Health Technology	1.02%	$
BJ Services Company	BJS	001-10570	NYSE	Industrial Services	1.02%	$
The Black & Decker Corporation	BDK	001-01553	NYSE	Consumer Durables	1.02%	$
Burlington Northern Santa Fe Corporation	BNI	001-11535	NYSE	Transportation	1.02%	$
Centex Corporation	CTX	001-06776	NYSE	Consumer Durables	1.02%	$
Chesapeake Energy Corporation	CHK	001-13726	NYSE	Energy Minerals	1.02%	$
Chevron Corporation	CVX	001-00368	NYSE	Energy Minerals	1.02%	$
The Chubb Corporation	CB	001-08661	NYSE	Finance	1.02%	$
ConocoPhillips	COP	001-32395	NYSE	Energy Minerals	1.02%	$
CONSOL Energy Inc.	CNX	001-14901	NYSE	Energy Minerals	1.02%	$
Constellation Brands, Inc.	STZ	001-08495	NYSE	Consumer Non-Durables	1.02%	$
Constellation Energy Group, Inc.	CEG	000-25931	NYSE	Utilities	1.02%	$
Countrywide Financial Corporation	CFC	001-12331-01	NYSE	Finance	1.02%	$
Coventry Health Care, Inc.	CVH	001-16477	NYSE	Health Services	1.02%	$
CSX Corporation	CSX	001-08022	NYSE	Transportation	1.02%	$
D.R. Horton, Inc.	DHI	001-14122	NYSE	Consumer Durables	1.02%	$
Devon Energy Corporation	DVN	001-32318	NYSE	Energy Minerals	1.02%	$
Dominion Resources, Inc.	D	001-08489	NYSE	Utilities	1.02%	$
The Dow Chemical Company	DOW	001-03433	NYSE	Process Industries	1.02%	$
DTE Energy Company	DTE	001-11607	NYSE	Utilities	1.02%	$
Federal Home Loan Mortgage Corporation	FRE	028-03433	NYSE	Finance	1.02%	$
Fifth Third Bancorp	FITB	000-08076	NASDAQ	Finance	1.02%	$
First Horizon National Corporation	FHN	001-15185	NYSE	Finance	1.02%	$
Gannett Co., Inc.	GCI	001-06961	NYSE	Consumer Services	1.02%	$
Golden West Financial Corporation	GDW	001-04629	NYSE	Finance	1.02%	$
The Goldman Sachs Group, Inc.	GS	001-14965	NYSE	Finance	1.02%	$
H&R Block, Inc.	HRB	001-06089	NYSE	Consumer Services	1.02%	$
Harrah’s Entertainment, Inc.	HET	001-10410	NYSE	Consumer Services	1.02%	$
HCA Inc.	HCA	001-11239	NYSE	Health Services	1.02%	$
Health Management Associates, Inc.	HMA	001-11141	NYSE	Health Services	1.02%	$
Hess Corporation	HES	001-01204	NYSE	Energy Minerals	1.02%	$
KB Home	KBH	001-09195	NYSE	Consumer Durables	1.02%	$
L-3 Communications Holdings, Inc.	LLL	001-14141	NYSE	Electronic Technology	1.02%	$
Leggett & Platt, Incorporated	LEG	001-07845	NYSE	Consumer Durables	1.02%	$
Lennar Corporation	LEN	001-11749	NYSE	Consumer Durables	1.02%	$
Lockheed Martin Corporation	LMT	001-11437	NYSE	Electronic Technology	1.02%	$
Marathon Oil Corporation	MRO	033-07065	NYSE	Energy Minerals	1.02%	$
Masco Corporation	MAS	001-05794	NYSE	Producer Manufacturing	1.02%	$
MedImmune, Inc.	MEDI	000-19131	NASDAQ	Health Technology	1.02%	$
Murphy Oil Corporation	MUR	001-08590	NYSE	Energy Minerals	1.02%	$
Mylan Laboratories Inc.	MYL	001-09114	NYSE	Health Technology	1.02%	$
National City Corporation	NCC	000-07229	NYSE	Finance	1.02%	$
National Oilwell Varco, Inc.	NOV	001-12317	NYSE	Industrial Services	1.02%	$
Navistar International Corporation	NAV	001-09618	NYSE	Producer Manufacturing	1.02%	$
Newmont Mining Corporation	NEM	001-31240	NYSE	Non-Energy Minerals	1.02%	$
NIKE, Inc.	NKE	001-10635	NYSE	Consumer Non-Durables	1.02%	$

Issuer of Basket Stock	Trading Symbol	SEC File No.	Exchange	Sector	Percentage of Initial Long Basket Value	Initial Price of Basket Stock	Share Ratio

Norfolk Southern Corporation	NSC	001-08339	NYSE	Transportation	1.02%	$
North Fork Bancorporation, Inc.	NFB	001-10458	NYSE	Finance	1.02%	$
Northrop Grumman Corporation	NOC	001-16411	NYSE	Electronic Technology	1.02%	$
Occidental Petroleum Corporation	OXY	001-09210	NYSE	Energy Minerals	1.02%	$
PACCAR Inc.	PCAR	001-14817	NASDAQ	Producer Manufacturing	1.02%	$
Patterson Companies, Inc.	PDCO	000-20572	NASDAQ	Distribution Services	1.02%	$
Prudential Financial, Inc.	PRU	001-16707	NYSE	Finance	1.02%	$
Pulte Homes, Inc.	PHM	001-09804	NYSE	Consumer Durables	1.02%	$
Raytheon Company	RTN	001-13699	NYSE	Electronic Technology	1.02%	$
Reynolds American Inc.	RAI	001-32258	NYSE	Consumer Non-Durables	1.02%	$
Rowan Companies, Inc.	RDC	001-05491	NYSE	Industrial Services	1.02%	$
Ryder System, Inc.	R	001-04364	NYSE	Finance	1.02%	$
Safeco Corporation	SAFC	001-06563	NASDAQ	Finance	1.02%	$
Schering-Plough Corporation	SGP	001-06571	NYSE	Health Technology	1.02%	$
Schlumberger N.V. (Schlumberger Limited)	SLB	001-04601	NYSE	Industrial Services	1.02%	$
SLM Corporation	SLM	001-13251	NYSE	Finance	1.02%	$
The Southern Company	SO	001-03526	NYSE	Utilities	1.02%	$
The St. Paul Travelers Companies, Inc.	STA	001-10898	NYSE	Finance	1.02%	$
SunTrust Banks, Inc.	STI	001-08918	NYSE	Finance	1.02%	$
SUPERVALU Inc.	SVU	001-05418	NYSE	Retail Trade	1.02%	$
Transocean Inc.	RIG	333-75899	NYSE	Industrial Services	1.02%	$
TXU Corp.	TXU	001-12833	NYSE	Utilities	1.02%	$
UnitedHealth Group Incorporated	UNH	001-10864	NYSE	Health Services	1.02%	$
UnumProvident Corporation	UNM	001-11839	NYSE	Finance	1.02%	$
U.S. Bancorp	USB	001-06880	NYSE	Finance	1.02%	$
Wachovia Corporation	WB	001-10000	NYSE	Finance	1.02%	$
Wal-Mart Stores, Inc.	WMT	001-06991	NYSE	Retail Trade	1.02%	$
Washington Mutual, Inc.	WM	001-14667	NYSE	Finance	1.02%	$
Watson Pharmaceuticals, Inc.	WPI	001-13305	NYSE	Health Technology	1.02%	$
Weatherford International Ltd.	WFT	001-31339	NYSE	Industrial Services	1.02%	$
WellPoint, Inc.	WLP	001-16751	NYSE	Health Services	1.02%	$
Wells Fargo & Company	WFC	001-02979	NYSE	Finance	1.02%	$
Whirlpool Corporation	WHR	001-03932	NYSE	Consumer Durables	1.02%	$
XL Capital Ltd	XL	001-10804	NYSE	Finance	1.02%	$
XTO Energy Inc.	XTO	001-10662	NYSE	Energy Minerals	1.02%	$
YUM! Brands, Inc.	YUM	001-13163	NYSE	Consumer Services	1.02%	$
Zimmer Holdings, Inc.	ZMH	001-16407	NYSE	Health Technology	1.02%	$

Share Ratios	The Share Ratio for each Basket Stock as of the Pricing Date is set forth in the table under “—Basket Stocks” above and will be subject to adjustment for certain corporate and other events relating to that Basket Stock and for adjustments relating to the Long Basket. The Share Ratio for each of the Basket Stocks will be calculated on the Pricing Date so that each Basket Stock will represent the percentage of the Initial Long Basket Value of 10 indicated in the table above. See “—Adjustments to the Share Ratios” below.

Short Index	The S&P 500 Total Return Index published by Standard & Poor’s Corporation, or any Successor Index (as defined under “Discontinuance of the S&P 500 Total Return Index; Alteration of Method of Calculation”). See “—The S&P 500 Total Return Index,” “—The S&P 500 Index,” and “—Discontinuance of the S&P 500 Total Return Index; Alteration of Method of Calculation” below.

Short Index Value	The Short Index Value on any Index Business Day will be equal to (i) the Short Index Closing Value on such day with respect to the Short Index or any Successor Index (as defined below) published by the publisher of that index on such Index Business Day times (ii) the Short Index Multiplier.

Short Index Closing Value	The Short Index Closing Value on any Index Business Day with respect to the Short Index or any Successor Index (as defined below) will equal the closing value of such index published by the publisher of the index at the regular weekday close of trading on that Index Business Day. In certain circumstances, the Short Index Closing Value will be based on an alternate calculation of the Short Index described under “—Discontinuance of the S&P 500 Total Return Index; Alteration of Method of Calculation.”

Short Index Multiplier	, which is equal to 10 divided by the Short Index Closing Value on the Pricing Date.

Initial Short Index Value	10. The Initial Short Index Value will equal (i) the Short Index Closing value on the Pricing Date times (ii) the Short Index Multiplier.

Early Redemption	If on any Index Business Day prior to the first scheduled Determination Date the Daily Performance Value is less than or equal to the Early Redemption Trigger Amount (an “Early Redemption Trigger Event”), the Securities will be subject to automatic Early Redemption on the Early Redemption Payment Date. On such Early Redemption Payment Date, upon delivery of the Securities to the Trustee, we will pay with respect to the $10 principal amount of each Security an amount in cash equal to the Early Redemption Payment Amount.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to DTC, of (a) the occurrence of the Early Redemption Trigger Event on or prior to 10:30 a.m. on the Trading Day following such occurrence and (b) the amount of cash to be delivered with respect to the $10 principal amount of each Security, on or prior to 10:30 a.m. on the Trading Day preceding the Early Redemption Payment Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Early Redemption Payment Date), and (ii) deliver the aggregate cash amount due with respect to the Securities to the Trustee for delivery to DTC, as holder of the Securities, on the Early Redemption Payment Date. We expect such amount of cash will be distributed to investors on the Early Redemption Payment Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Book Entry Security or Certificated Security” below, and see “The Depositary” in the accompanying prospectus supplement.

Early Redemption Trigger Amount	$5

Early Redemption Payment Amount	The arithmetic average of the Daily Performance Value as calculated by the Calculation Agent on each of the Early Redemption Calculation Dates. Because the Early Redemption

Payment Amount is calculated on the three Index Business Days following (but excluding) the Early Redemption Trigger Date, the Early Redemption Payment Amount could be significantly less than $5 per Security if, over that period, the Long Basket Value declines and/or the difference between the Long Basket Value and the Short Index Value changes in a way that is unfavorable to you.

Early Redemption Trigger Date	The Early Redemption Trigger Date, if any, will be the first date on which the Daily Performance Value is less than or equal to the Early Redemption Trigger Amount.

Early Redemption Calculation Dates	The first three Index Business Days immediately following (but excluding) the Early Redemption Trigger Date on which no Market Disruption Event shall have occurred.

Early Redemption Payment Date	The second scheduled Trading Day immediately succeeding the final Early Redemption Calculation Date.

Determination Dates	The first three Index Business Days beginning on and immediately following September 25, 2007 on which no Market Disruption Event shall have occurred.

Index Business Day	Any day other than a Saturday or Sunday on which the Short Index Closing Value is calculated and that is also a Trading Day.

Trading Day	A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (“NYSE”), the American Stock Exchange, Inc. (“AMEX”), the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Security or Certificated
Security	Book Entry. The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC’s nominee will be the only registered holder of the Securities. Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Securities, for distribution to participants in accordance with DTC’s procedures. For more information regarding DTC and book entry securities, please read “The Depositary” in the accompanying prospectus supplement and “Form of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior Security or Subordinated Security	Senior

Trustee	JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent	MS & Co.

Calculation Agent

MS & Co.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to any Daily Performance Values, the Long Basket Value, the Short Index Value, the Share Ratios, the Short Index Multiplier and the Payment at Maturity or the Early Redemption Payment Amount will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .8765432105 would be rounded to .876543211); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Daily Performance Values, the Long Basket Value, the Short Index Value, the Share Ratios, the Short Index Multiplier, whether the Daily Performance Value has decreased to or below the Early Redemption Trigger Amount at any time during the term of the Securities, and the Payment at Maturity or Early Redemption Payment Amount, if any, or whether a Market Disruption Event has occurred. See “—Market Disruption Event,” “—Adjustments to the Share Ratios” and “—Discontinuance of the S&P 500 Total Return Index; Alteration of Method of Calculation” below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event	Market Disruption Event means:

(i) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of the Long Basket or Short Index (or the Successor Index) on the Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s); or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of such Long Basket or Short Index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in options on stocks constituting 20 percent or more of the level of the Long Basket or futures or options contracts or exchange traded funds related to the Short Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

     (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position in such Long Basket or Short Index with respect to the Securities.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Long Basket or Short Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such Long Basket or Short Index shall be based on a comparison of (x) the portion of the value of such Long Basket or Short Index attributable to that security relative to (y) the overall value of such Long Basket or Short Index, in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts related to the Long Basket or Short Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Long Basket or Short Index and (5) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts related to the Long Basket or Short Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant Exchange	Relevant Exchange means the primary exchange or market of trading for any security then included in the Long Basket or Short Index or any Successor Index.

Alternate Exchange Calculation
in Case of an Event of Default

In case an event of default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable per Security upon any acceleration of the Securities shall be determined by the Calculation Agent and shall be an amount in cash equal to the Early Redemption Payment Amount calculated as though the date of such acceleration were an Early Redemption Trigger Date.

If the maturity of the Securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the last Early Redemption Calculation Date.

Adjustments to the Share Ratios	The Share Ratio with respect to a Basket Stock will be adjusted as follows:

1. If a Basket Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Share Ratio for such Basket Stock will be adjusted to equal the product of the prior Share Ratio for such Basket Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Stock.

2. If a Basket Stock is subject (i) to a stock dividend (issuance of additional shares of such Basket Stock) that is given ratably to all holders of shares of such Basket Stock or (ii) to a distribution of such Basket Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Stock, then once the dividend has become effective and such Basket Stock is trading ex-dividend, the Share Ratio for such Basket Stock will be adjusted so that the new Share Ratio for such Basket Stock will equal the prior Share Ratio for such Basket Stock plus the product of (i) the number of shares issued with respect to one share of such Basket Stock and (ii) the prior Share Ratio for such Basket Stock.

3. The following adjustments to the Share Ratio for any Basket Stock will be made to reflect cash dividends or other distributions paid with respect to the Basket Stocks, including any dividends or distributions identified by the respective issuers of the Basket Stocks as being extraordinary or special dividends or distributions (collectively, “Dividends”). Dividends do not include any distributions described in clauses (i), (iv) and (v) of paragraph 5 below and a distribution on a Basket Stock described in clause (i), (iv) or (v) of paragraph 5 below shall cause an adjustment to the Share Ratio pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable. If any Dividend that has an “ex-dividend date” (that is, the day on and after which transactions in such stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other distribution) on or after the Original Issue Date of the Securities and on or prior to the final Determination Date or final Early Redemption Calculation Date, as applicable, the Share Ratio with respect to such Basket Stock will equal the product of (i) the prior Share Ratio and (ii) a fraction, the numerator of which is the Basket Stock Closing Price on the trading day preceding the ex-dividend date for the payment of such cash dividend or other cash distribution (such Basket Stock Closing Price, the “Base Closing Price”) and the denominator of which is the amount by which the Base Closing Price of such Basket Stock exceeds such Dividend Amount. The “Dividend Amount” with respect to a Dividend for a Basket Stock will equal the amount per share of such Dividend. To the extent that a Dividend is not paid in cash, the value of the non-cash component of the Dividend Amount will be determined as of the date of receipt by the Calculation Agent, whose determination shall be conclusive, absent manifest error.

4. If the issuer of a Basket Stock issues rights or warrants to all holders of a Basket Stock to subscribe for or purchase such Basket Stock at an exercise price per share less than the Basket Stock Closing Price on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Securities, then the Share Ratio for such Basket Stock will be adjusted to equal the product of the prior Share Ratio for such Basket Stock and a fraction, the numerator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock which the aggregate offering price of the total number of shares of such Basket Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Basket Stock Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Basket Stock Closing Price.

5. Any of the following shall constitute a Reorganization Event: (i) there occurs any reclassification or change of a Basket Stock, including, without limitation, as a result of the issuance of any tracking stock by the issuer of such Basket Stock, (ii) the issuer of a Basket Stock or any surviving entity or subsequent surviving entity of the issuer of such Basket Stock (an “Issuer Successor”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the issuer of a Basket Stock or any Issuer Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) the issuer of a Basket Stock is liquidated, (v) the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Stock (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “Spinoff Event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such Basket Stock. If any Reorganization Event occurs, in each case as a result of which the holders of a Basket Stock are entitled to receive stock, other securities or other property or assets (including, without limitation, cash or other classes of securities of the issuer of such Basket Stock and including (x) in the case of the issuance of tracking stock, the reclassified share of the Basket Stock, (y) in the case of a Spin-off Event, the share of the Basket Stock with respect to which the spun-off security was issued and (z) in the case of any other Reorganization Event where the Basket Stock continues to be held by the holders receiving such distribution, the Basket Stock) (collectively, “Exchange Property”) with respect to or in exchange for such Basket Stock, then in lieu of using the product of the Basket Stock Closing Price and the Share Ratio for such Basket Stock to calculate the Long Basket Value on any date, the Calculation Agent will use the Exchange Property Value on such date. The Exchange Property Value at any date means (i) for any property other than cash or securities received in such distribution, the market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received for each share of Basket Stock, as adjusted by the Share Ratio for such Basket Stock on the record date for such distribution, (ii) for any security received in any such distribution, an amount equal to the Basket Stock Closing Price, as of the date on which the Exchange Property Value is determined, per share of such security multiplied by the quantity of such security received for each share of Basket Stock, as adjusted by the Share Ratio for such Basket Stock on the record date for such initial distribution of such Exchange Property (such as-adjusted quantity, a “New Share Ratio”) and (iii) if the Exchange Property was distributed with respect to, rather than in exchange for, a Basket Stock, an amount equal to the Basket Stock Closing Price, as of the date on which the Exchange Property Value is determined, for such Basket Stock multiplied by the Share Ratio as of the date on which the Exchange Property Value is determined; provided that, to the extent that such Exchange Property consists of cash, the Share Ratio of each Basket Stock (each an “Unaffected Basket Stock”) other than the Basket Stock affected by such Reorganization Event (the “Affected Basket Stock”) will be adjusted by multiplying (A) the amount of cash received per share of the Affected Basket Stock as adjusted by the applicable Share Ratio for such Affected Basket Stock on the record date for such distribution by (B) a fraction the numerator of which is the product of the Basket Stock Closing Price of such Unaffected Basket Stock and the Share Ratio of such Unaffected Basket Stock each as of the Trading Day immediately following the day on which a holder of the Affected Basket Stock receives such cash and the denominator of which is the sum of the products of the Basket Stock Closing Price of each of the Unaffected Basket Stocks and the corresponding Share Ratio of such Unaffected Basket Stock, each determined by the Calculation Agent on such Trading Day. Holders of Securities will not receive any interest accrued on any component of any Exchange Property. Any New Share Ratio will also be subject to the adjustments set forth in paragraphs 1 through 6 hereof.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of particular types, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

6. In the event of (i) a public announcement that a Basket Stock will no longer be listed on the NYSE or any other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system or (ii) a Reorganization Event where the Issuer Successor’s securities are not listed on the NYSE or any other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system, then that Basket Stock or Exchange Property, respectively, will be removed from the Basket (the “Removed Basket Stock”) effective as of the Trading Day prior to the date of the Reorganization Event or the first date on which such Basket Stock is no longer listed on the NYSE or any other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system, as applicable (the “Delisting Date”), and the Share Ratio of each remaining Basket Stock will be adjusted as described in the following sentence. The Calculation Agent will, as of the close of trading on the Trading Day prior to the Delisting Date (if the announcement of an actual delisting is made after trading hours on a Trading Day or on a non-Trading Day, “the Trading Day prior to the Delisting Date” will be deemed to have occurred on the next Trading Day), increase the Share Ratio of each remaining Basket Stock by a number of shares of such Basket Stock that could be purchased with cash equal to the amount obtained by multiplying (A) the product of the Basket Stock Closing Price of the Removed Basket Stock and the Share Ratio of the Removed Basket Stock, each determined by the Calculation Agent on such Trading Day, by (B) a fraction the numerator of which is the product of the Basket Stock Closing Price and the Share Ratio of such Basket Stock each as of such Trading Day and the denominator of which is the sum of the products of the Basket Stock Closing Price of each of the Basket Stocks other than the Removed Basket Stock and the corresponding Share Ratio of such Basket Stock, each determined by the Calculation Agent on such Trading Day. The Calculation Agent will make, and will not reverse, this adjustment, even if the Removed Basket Stock is subsequently listed on the NYSE or other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system at a later date.

No adjustment will be made to the Basket pursuant to paragraph 6 above if the Calculation Agent determines that any such adjustment is not necessary in light of adjustments made, or to be made, pursuant to paragraph 5 above, and its determinations with respect thereto shall be conclusive in the absence of manifest error.

If a Basket Stock Closing Price is no longer available for a Basket Stock for whatever reason other than a removal as described in paragraph 6, including the liquidation of the issuer of such Basket Stock or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Basket Stock will equal zero for so long as no Basket Stock Closing Price is available. There will be no substitution for any such Basket Stock.

The Share Ratio resulting from any of the adjustments specified above will be rounded to the nearest one billionth, with five ten- billionths rounded upward. Adjustments to the Share Ratio of a Basket Stock will be made up to and including the scheduled Basket Valuation Date.

No adjustments to the Share Ratio for any Basket Stock will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Closing Price of a Basket Stock, including, without limitation, a partial tender or exchange offer for a Basket Stock. The Calculation Agent may, in its sole discretion, make additional changes to the Share Ratio for any Basket Stock upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders’ rights in, any of the Basket Stocks (and/or other Exchange Property), but only to reflect such changes, and not with the aim of changing relative investment risk.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to any Share Ratio for a Basket Stock, or any New Stock Share Ratio or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 6 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to any Share Ratio, or to the method of calculating the Basket Value on any Early Redemption Calculation Date or Determination Date made pursuant to paragraph 5 or 6 above, upon written request by any investor in the Securities.

Discontinuance of the S&P 500 Total Return Index; Alteration of Method of Calculation

If the publication of the S&P 500 Total Return Index is discontinued and a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued S&P 500 Total Return Index (such index being referred to herein as a “Successor Index”) is published, then any subsequent Short Index Closing Value will be determined by reference to the value of such Successor Index at such time and on such date that any Short Index Closing Value is to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the Securities, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the publication of the S&P 500 Total Return Index is discontinued prior to, and such discontinuance is continuing on, the date that any Short Index Closing Value is to be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the relevant Short Index Closing Value for such date by reference to the S&P 500 Index, as adjusted using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the S&P 500 Total Return Index. If at such time the S&P 500 Index has been discontinued or is otherwise not available, the Short Index Closing Value will be computed by the Calculation Agent in accordance with the formula for calculating the Short Index Closing Value last in effect prior to such discontinuance, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the S&P 500 Index on the Relevant Exchange, as may be adjusted using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the S&P 500 Total Return Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Total Return Index or the S&P 500 Index may adversely affect the value of the Securities.

If at any time the method of calculating the S&P 500 Total Return Index, the S&P 500 Index or a Successor Index, or the value thereof, is changed in a material respect, or if the S&P 500 Total Return Index, the S&P 500 Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the S&P 500 Total Return Index, the S&P 500 Index or such

Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Short Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Total Return Index, the S&P 500 Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will determine the Short Index Closing Value with reference to the S&P 500 Total Return Index, the S&P 500 Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Total Return Index, the S&P 500 Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the S&P 500 Total Return Index, the S&P 500 Index or such Successor Index as if it had not been modified (i.e., as if such split had not occurred).

The Intrinsic Value Basket	The Intrinsic Value Basket will include the most undervalued quintile of stocks in the S&P 500 Index, identified by applying an intrinsic value model based on the Edwards-Bell-Ohlson variation of the Residual Income Model (each as described in Annex A) on the third scheduled Trading Day prior to the Pricing Date (as adjusted for statistical outliers as described below). The intrinsic value model will be applied using the latest available data, some of which is generally updated on a monthly basis. Before finalizing the Intrinsic Value Basket as of any date, the strategy team adjusts for statistical outliers by calculating the value-to- price ratio for each stock in the S&P 500 Index and removing those stocks that have a value-to-price ratio of greater than 5.0 and less than 0.2. This has historically resulted in an average of 10 stocks being removed before determining the most undervalued quintile of stocks in the S&P 500 Index at any given time. The stocks that constituted the Intrinsic Value Basket as of August 21, 2006 are listed in this pricing supplement under the section called “Description of Securities—Basket Stocks.” For more information about the Intrinsic Value Basket, see “Annex A.”

The Long Basket will be set on the third scheduled trading day prior to the pricing date and will not change over the term of the securities and, therefore, you will not benefit from any subsequent applications of, or refinements to, the intrinsic value model.

The S&P 500 Total Return Index	We have derived all information contained in this pricing supplement regarding the S&P 500 Total Return Index from publicly available information. Such information reflects the policies of, and is subject to change by S&P. The S&P 500 Total Return Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

The S&P 500 Total Return Index is the total return version of the S&P 500 Index (or price return index). Dividends are reinvested daily and the base date for the index is January 1, 1998. All regular cash dividends are assumed reinvested in the S&P 500 Index on the ex-dividend date. Special cash dividends, which are those dividends that are outside of the normal payment pattern established historically by the underlying company, trigger an adjustment in the price return index, as described under “S&P 500 Index” below. The S&P 500 Total Return Index reflects both ordinary and special dividends. See “—The S&P 500 Index” below.

The S&P 500 Index	We have derived all information contained in this pricing supplement regarding the S&P 500 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P. The S&P 500 Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The “Market Value” of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500 Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the Component Stocks by a number called the “Index Divisor.” By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index. The Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index (“Index Maintenance”).

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require Index Divisor adjustments.

The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required

Stock split	Shares Outstanding multiplied	No
(i.e., 2-for-1)	by 2; Stock Price divided by 2
Share issuance	Shares Outstanding plus newly	Yes
(i.e., change 5%)	issued Shares
Share repurchase	Shares Outstanding minus	Yes
(i.e., change 5%)	Repurchased Shares
Special cash	Share Price minus Special	Yes
dividends	Dividend
Company Change	Add new company Market	Yes

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required

Value minus old company
Market Value

Rights Offering	Price of parent company minus	Yes
Price of Rights
Right Ratio

Spin-Off	Price of parent company minus	Yes
Price of Spinoff Co.
Share Exchange Ratio

Stock splits and stock dividends do not affect the Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value
	=	Pre-Event Index Value
New Divisor

Post-Event Market Value
New Divisor	=
Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

The official S&P U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

In this pricing supplement, unless the context requires otherwise, references to the S&P 500 Total Return Index or the S&P 500 Index will include any Successor Index, as applicable, and references to S&P will include any successor to S&P.

Public Information	The issuers of the Basket Stocks are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “Commission”). Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission’s website is http://www.sec.gov. Information provided to or filed with the Commission by each of the issuers of the Basket Stocks pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth in the table under “Description of Securities—Basket Stocks.” In addition, information regarding the issuers of the Basket Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the Basket Stocks or other securities of the issuers of the Basket Stocks. We have derived all disclosures contained in this pricing supplement regarding the issuers of the Basket Stocks from the publicly available documents described above. In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Basket Stocks in connection with the offering of the Securities. Neither we nor the Agent makes any representation that such publicly available documents are or any other publicly available information regarding the issuers of the Basket Stocks is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the Basket Stocks (and therefore the initial Share Ratios) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Stocks could affect the payout you receive on the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Basket Stocks or the Basket as a whole.

We and/or our affiliates may presently or from time to time engage in business with the issuers of the Basket Stocks, including extending loans to, or making equity investments in, the issuers of the Basket Stocks or providing advisory services to the issuers of the Basket Stocks, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the issuers of the Basket Stocks, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the issuers of the Basket Stocks, in connection with the Intrinsic Value Basket or otherwise, and these reports may or may not recommend that investors buy or hold the Basket Stocks. We and the strategy team will not consider your interests. The statements in the preceding three sentences are not intended to affect the rights of the investors in the Securities under the securities laws. As a prospective purchaser of Securities, you should undertake an independent investigation of the issuers of the Basket Stocks as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Stocks.

Historical Information	The following table sets forth, for each quarter in the period from January 1, 2001 through August 21, 2006, the published high, low and end-of-quarter closing values for the S&P 500 Total Return Index. The closing value of the S&P 500 Total Return Index on August 21, 2006 was 1,986.11. We obtained the information in the tables and charts below from Bloomberg Financial Markets, without independent verification, and we believe such information to be accurate.

The actual and hypothetical historical values below should not be taken as an indication of future performance, and no assurance can be given as to the values on the Determination Dates or the Early Redemption Calculation Dates, as applicable. The Daily Performance Value may be lower than the $10 principal amount of the Securities on the Determination Dates and may fall below the Early Redemption Trigger Amount on any day during the term of the Securities, in which case you will receive an amount that is less, and potentially significantly less, than the $10 principal amount of the Securities or, in the event of an Early Redemption, the $5 Early Redemption Trigger Amount. We cannot give you any assurance that the Daily Performance Value will increase so that at maturity you receive a payment in excess of the principal amount of Securities. Because your return is based on the performance of the Intrinsic Value Basket and on the relative performance of the Intrinsic Value Basket and the S&P 500 Total Return Index, there is no guaranteed return of principal.

S&P 500 Total Return Index	High	Low	Period End

2001
First Quarter	1,912.88	1,559.45	1,619.33
Second Quarter	1,835.79	1,539.97	1,714.11
Third Quarter	1,731.31	1,356.41	1,462.49
Fourth Quarter	1,648.23	1,459.12	1,618.22
2002
First Quarter	1,654.66	1,524.55	1,622.67
Second Quarter	1,621.48	1,382.13	1,405.94
Third Quarter	1,405.20	1,133.99	1,163.04
Fourth Quarter	1,343.47	1,108.91	1,261.18
2003
First Quarter	1,336.25	1,152.15	1,221.46
Second Quarter	1,462.48	1,236.30	1,409.48
Third Quarter	1,509.47	1,398.42	1,446.77
Fourth Quarter	1,622.94	1,479.23	1,622.94
2004
First Quarter	1,693.76	1,598.85	1,650.42
Second Quarter	1,686.24	1,592.23	1,678.83
Third Quarter	1,668.39	1,567.95	1,647.48
Fourth Quarter	1,801.98	1,619.48	1,799.55
2005
First Quarter	1,825.70	1,729.33	1,760.89
Second Quarter	1,822.35	1,697.74	1,784.99
Third Quarter	1,868.06	1,789.85	1,849.33
Fourth Quarter	1,923.44	1,772.36	1,887.94
2006
First Quarter	1,985.69	1,900.58	1,975.60
Second Quarter	2,017.34	1,866.92	1,939.03
Third Quarter (through August
21, 2006)	1,993.43	1,885.82	1,986.11

* * *

The following two charts show the hypothetical relative performance, calculated on a total return basis, of 127 static versions of the Intrinsic Value Basket and of hypothetical “outperformance securities,” the return on which is calculated on substantially the same basis as the return on the securities, each as compared to the S&P 500 Total Return Index over 127 one-year measurement periods beginning with the period from January 31, 1995 to January 31, 1996 and calculated as of the end of each month through the period from July 31, 2005 to July 31, 2006.

Measurements beginning on different days would produce differing results and the stocks constituting the long basket, which will be set on the third trading day prior to the pricing date, will be different than the stocks constituting any of the hypothetical Intrinsic Value Baskets used in these charts. As a result, the historical performance of the Intrinsic Value Basket as identified on the third scheduled Trading Day prior to the Pricing Date and of the Securities will be different from the hypothetical performance represented in the charts below. In any event the historical performance of the S&P 500 Total Return Index, any of the Intrinsic Value Baskets or of the hypothetical outperformance securities, whether viewed independently or comparatively, cannot be taken as an indication of future performance.

The following chart shows how the performance, calculated on a total return basis, of 127 static versions of the Intrinsic Value Basket performed in comparison to the S&P 500 Total Return Index over each measurement period shown.

Intrinsic Value Basket vs. S&P 500 Total Return Index One-Year Periods Beginning January 1995

The chart below illustrates the comparative return of 127 hypothetical “outperformance securities,” each with a term of one year and the return on which being calculated on substantially the same basis as the return on the Securities (i.e. the value of each hypothetical outperformance security on any day is equal to 98% times the sum of (a) the value of the hypothetical Intrinsic Value Basket and (b) 50% times the difference, whether positive or negative, between the value of the hypothetical Intrinsic Value Basket and the value of the S&P 500 Total Return Index), versus (x) 127 static versions of the Intrinsic Value Basket and (y) the S&P 500 Total Return Index. This chart illustrates the upside and downside leveraging effect of the relative performance feature by showing how the hypothetical outperformance securities performed depending on both the value of the Intrinsic Value Basket and the value of the Intrinsic Value Basket relative to the S&P 500 Total Return Index. When the hypothetical Intrinsic Value Basket performed better than the S&P 500 Total Return Index, the outperformance security received a leveraged return. Conversely, when the hypothetical Intrinsic Value Basket did not perform as well as the S&P 500 Total Return Index, the performance of the outperformance security was negatively impacted due to its leveraged downside exposure.

Hypothetical Outperformance Securities vs. S&P 500 Total Return Index One-Year Periods Beginning January 1995

Key statistics over the 11 1/2-year period from January 1995 through July 2006:

  average one-year holding period relative performance: 5.87% (over 127 distinct one-year measurement periods)

  Intrinsic Value Basket outperformed the S&P 500 Total Return Index over 80 periods

  Intrinsic Value Basket underperformed the S&P 500 Total Return Index over 47 periods standard deviation: 18.12%

Key statistics over the 5-year period from January 1995 to January 2000:

  average one-year holding period relative performance: -8.25% (over 59 distinct one-year measurement periods)

  Intrinsic Value Basket outperformed the S&P 500 Total Return Index over 16 periods

  Intrinsic Value Basket underperformed the S&P 500 Total Return Index over 43 periods standard deviation: 11.03%

Key statistics over the 6 1/2-year period from January 2000 through July 2006:

  average one-year holding period relative performance: 18.12% (over 68 distinct one-year measurement periods)

  Intrinsic Value Basket outperformed the S&P 500 Total Return Index over 64 periods

  Intrinsic Value Basket underperformed the S&P 500 Total Return Index over 4 periods standard deviation: 14.28%

The Intrinsic Value Basket includes the most undervalued quintile of stocks in the S&P 500 Index at a given time, based on the application of the intrinsic value model. As demonstrated by the hypothetical charts and key statistics above, the Intrinsic Value Basket has not performed well when the market moves through a “momentum phase,” which can be characterized by “trend” investing, such as the period from 1998 to 2000 where stock price movements were typically disconnected from underlying fundamentals. In such a market, where particular “hot” stocks or sectors become popular and appreciate rapidly even with a lack of earnings, the intrinsic value model becomes ineffective. We cannot predict whether a “momentum phase” will occur during the term of the securities. The Intrinsic Value Basket could significantly decline and/or significantly underperform the S&P 500 Total Return Index over the term of the securities, in which case you will lose money on your investment.

The following table sets forth, for each quarter in the period from January 1, 2004 through August 21, 2006, the historical performance of the Long Basket comprised of the Intrinsic Value Basket as of August 21, 2006, as listed under “—Basket Stocks” above, calculated using hypothetical multipliers so that the basket value equals 10 at the end of the period. The stocks constituting this hypothetical basket would be different if the basket had actually been selected by applying the intrinsic value model as of January 1, 2004. The actual stocks that will constitute the Intrinsic Value Basket will be set on the third Trading Day prior to the Pricing Date and will be different than the stocks used in this hypothetical Intrinsic Value Basket. The historical performance of the hypothetical Intrinsic Value Basket as of August 21, 2006, or as of any other date, should not be taken as an indication of its future performance.

Hypothetical Intrinsic Value Basket	High	Low	Period End

2004
First Quarter	8.47	7.94	8.31
Second Quarter	8.39	7.82	8.33
Third Quarter	8.64	7.93	8.64
Fourth Quarter	9.34	8.32	9.33
2005
First Quarter	9.84	9.04	9.44
Second Quarter	9.96	9.06	9.81
Third Quarter	10.25	9.86	10.07
Fourth Quarter	10.46	9.44	10.24
2006
First Quarter	10.64	10.14	10.40
Second Quarter	10.71	9.69	10.12
Third Quarter (through August
21, 2006)	10.18	9.74	10.00

* * *

Use of Proceeds and Hedging	The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Securities through one or more of our subsidiaries. The original issue price of the Securities includes the Agent’s Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the day we price the Securities for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Securities by taking long positions in the stocks underlying the Long Basket and trading short in the stocks underlying the Short Index, by taking positions in futures contracts on the S&P 500 Index, or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of the Basket Stocks and/or decrease the level of the Short Index and, as a result, could adversely affect the values at which the Long Basket and Short Index must close before you would receive at maturity a payment that exceeds the principal amount of the Securities. In addition, through our subsidiaries, we are likely to modify our hedge position, principally on the Determination Dates or Early Redemption Calculation Dates, by selling positions related to the Long Basket and purchasing positions related to the Short Index or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the value of the Long Basket or Short Index and, therefore, adversely affect the value of the Long Basket or Short Index on the Determination Dates or Early Redemption Calculation Dates or the payment that you will receive upon early redemption or at maturity.

Supplemental Information Concerning
Plan of Distribution	Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Securities set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of % per Security to other dealers, which may include Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. After the initial offering of the Securities, the Agent may vary the offering price and other selling terms from time to time.

We expect to deliver the Securities against payment therefor in New York, New York on , 2006, which will be the scheduled Business Day following the date of this pricing supplement and of the pricing of the Securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities more than three Business Days prior to the Original Issue Date will be required, to specify alternative settlement arrangements to prevent a failed settlement.

In order to facilitate the offering of the Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the Agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities, for its own account. The Agent must close out any naked short position by purchasing the Securities in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Securities or its component stocks in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the Securities. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Securities. See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities. We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The Securities have not been and will not be registered with the Comissão de Calores Mobiliários (The Brazilian Securities Commission). The Securities may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Securities to the public in Hong Kong as the Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the Securities nor make the Securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c) a person who acquires the Securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ERISA Matters for Pension Plans
and Insurance Companies

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) (“MSDWI”), may be each considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Securities are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

Because we may be considered a party in interest with respect to many Plans, the Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA of Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of the Securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

License Agreement between S&P and
Morgan Stanley

S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Total Return Index and the S&P 500 Index, which are owned and published by S&P, in connection with securities, including the Securities.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The Securities are not sponsored, endorsed, sold or promoted by The S&P Stock Market, Inc. (including its affiliates) (S&P, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Securities. The Corporations make no representation or warranty, express or implied, to the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the S&P 500® Total Return Index or the S&P 500® Index to track general stock market performance. The Corporations’ only relationship to us (the “Licensee”) is in the licensing of the S&P 500®, S&P 500® Index, S&P 500® Total Return Index and S&P® trademarks or service marks and certain trade names of the Corporations and the use of the S&P 500® Total Return Index and the S&P 500® Index which are determined, composed and calculated by S&P without regard to the Licensee or the Securities. S&P has no obligation to take the needs of the Licensee or the owners of the Securities into consideration in determining, composing or calculating the S&P 500® Total Return Index or the S&P 500® Index. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE S&P 500® TOTAL RETURN INDEX, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® TOTAL RETURN INDEX, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® TOTAL RETURN INDEX, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “S&P®,” “S&P 500®,” “S&P 500® Index” and “S&P 500® Total Return Index” are trademarks of The S&P Stock Market, Inc. and have been licensed for use by Morgan Stanley. The Securities have not been passed on by the Corporations as to their legality or suitability. The Securities are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

United States Federal Income Taxation	The following summary is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the Securities who:

•	purchase the Securities at their Issue Price; and

•	will hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances or to investors subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	investors holding the Securities as part of a hedging or any similar transaction;

•	U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts;

•	investors subject to the alternative minimum tax;

•	nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be taxed as U.S. resident aliens;

•	corporations that are treated as controlled foreign corporations or passive foreign investment companies;

•	Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

•	Non-U.S. Holders for whom income or gain in respect of the Securities is effectively connected with a trade or business in the United States;

•	Non-U.S. Holders who are individuals having a “tax home” (as defined in Section 911(d)(3) of the Code) in the United States; and

•	Non-U.S. Holders that hold, or will hold, actually or constructively, more than 5% of the Securities or more than 5% of any component Stock.

As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. Persons considering purchasing the Securities are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Pursuant to the terms of the Securities, we and every investor in the Securities agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Security for all tax purposes as a single financial contract that is an “open transaction” for U.S. federal income tax purposes which (i) requires the investor to pay us at inception an amount equal to the purchase price of the Securities and (ii) entitles the investor to receive at maturity an amount in cash based upon the performance of the Long Basket and the Short Index. The characterization of the Securities described above is not, however, binding on the Internal Revenue Service (the “IRS”) or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the Securities (or of similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Although Davis Polk & Wardwell, our counsel (“Tax Counsel”), believes the characterization of the Securities described above is reasonable, Tax Counsel has not rendered an opinion as to whether the U.S. federal income tax characterization and treatment of the Securities stated above should be respected due to the absence of authorities that directly address the Securities (or similar instruments). Significant aspects of the U.S. federal income tax consequences of an investment in the Securities are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisors regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative characterizations of the Securities) and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization and treatment of the Securities described above.

U.S. Holders

As used herein, the term “U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a Security that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term U.S. Holder also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the characterization of the Securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Maturity. A U.S. holder will not be required to recognize taxable income over the term of the Securities prior to maturity, other than pursuant to a sale or exchange as described below.

Tax basis. A U.S. Holder’s tax basis in the Securities will equal the amount paid by the U.S. Holder to acquire the Securities.

Settlement of the Securities at maturity. Upon receipt of cash at maturity, a U.S. Holder generally will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the Securities.

Sale or exchange of the Securities. Upon a sale or exchange of the Securities prior to their maturity, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Holder’s tax basis in the Securities sold or exchanged. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the Securities for more than one year at the time of disposition.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the Securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the Securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the Securities every year at a “comparable yield” determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the Securities would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

Even if the Contingent Debt Regulations do not apply to the Securities, other alternative federal income tax characterizations of the Securities are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the Securities. It is possible, for example, that a Security could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. It is also possible that the position on the Short Index would be treated as a separate position and that any gain resulting from the position on the Short Index could be treated as short-term capital gain. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the Securities and the proceeds from a sale or other disposition of the Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Non-U.S. Holders

The discussion under this heading applies to you only if you are a “Non-U.S. Holder.” A Non-U.S. Holder means, for U.S. federal income tax purposes, a beneficial owner of a Security that is:

•	an individual who is classified as a nonresident alien (“NonResident Alien Individual”);

•	a foreign corporation; or

•	a foreign trust or estate.

Tax Treatment upon Maturity, Sale, Exchange or Disposition of a Security. Assuming our characterization of the Securities is respected, a Non-U.S. Holder of the Securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder, except that gain from the sale or exchange of the Securities or their settlement at maturity may be subject to U.S. federal income tax if such Non-U.S. Holder is a Non-Resident Alien Individual and is present in the United States for 183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other conditions are satisfied.

If all or any portion of a Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Securities would not be subject to U.S. federal withholding tax, provided that the IRS Form W-8BEN certification requirements described below under “—Backup Withholding and Information Reporting” were satisfied and such Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

U.S. Federal Estate Tax. Non-U.S. Holders who are individuals, and entities the property of which is potentially includible in the gross estate of a non-U.S. individual for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

Backup Withholding and Information Reporting. Information returns may be filed with the IRS in connection with the payment on the Securities at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certain certification procedures establishing that it is not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a U.S. person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

ANNEX A

The material in this Annex A has been provided by Morgan Stanley’s U.S. Investment Strategy Team (the “U.S. Investment Strategy Team”) to describe the methodology behind the identification of the most undervalued quintile of stocks in the S&P 500 Index using an “intrinsic value” model based on the Edwards-Bell-Ohlson variation of the residual income model (after adjusting for statistical outliers) at any given time, which we refer to as the “Intrinsic Value Basket.” The stocks included in the Intrinsic Value Basket will be identified by applying the intrinsic value model using publicly available information. However, we cannot assure you that the results provided by the model are correct or that the information used is reliable or complete.

US Portfolio Strategy

Intrinsic Value

     The U.S. Investment Strategy Team, led by Chief U.S. Investment Strategist Henry H. McVey, presents a model that attempts to provide a way for investors to look for extreme instances of over- and undervaluation. The U.S. Investment Strategy Team’s framework is an intrinsic value model based on the Edwards-Bell-Ohlson variation of the Residual Income model, as described below.

     The U.S. Investment Strategy Team uses the intrinsic value model to identify potential “mis-pricings” by calculating the intrinsic value of a company using the same set of assumptions as used for its industry. For example, in modeling the intrinsic value of an individual company within an industry group, the strategy team uses the average return on equity in that company’s industry group to measure the company’s expected ability to revert to that industry group’s average return on equity. This framework is different than the approach of some investors who look at company-specific drivers but sometimes place insufficient emphasis on other factors, including sector trends.

The Intrinsic Value Model

     The intrinsic value model has been developed based on the Residual Income method. The U.S. Investment Strategy Team believes the model has the following advantages. First, they believe it provides a way for investors to look for valuation anomalies, including potential instances of over- and undervaluation. Second, unlike some other macro models the U.S. Investment Strategy Team tested, this one can be extended to the sector and stock level. Third, results are quantifiable. For example, a back-test of investing in the top quintile of the most undervalued companies (high intrinsic value/price) in the S&P 500 at the end of each year for a subsequent holding period of six months provided average returns of 11.8% annually since 1991, compared to average returns of 4.9% for the S&P 500 Index over a similar period.1 However, past performance of undervalued companies identified on this basis is no guarantee of future results.

     The U.S. Investment Strategy Team bases their framework on the Edwards-Bell-Ohlson variation of the Residual Income model. The model uses the book value and return on equity of a company to compute the intrinsic value at the end of each month. The U.S. Investment Strategy Team uses the most recent available market consensus estimates for FY1 and FY2 earnings-per-share and current publicly available information as inputs to the calculation for the S&P 500 and each company in the index. The U.S. Investment Strategy Team then compares the intrinsic value per share to the current market price to compute an intrinsic value/price ratio for each company. The computational details of the model and the assumptions used in the U.S. Investment Strategy Team’s backtesting are described below under the heading “—Computational Details.”

     There are a few reasons why the U.S. Investment Strategy Team believes buying stocks with intrinsic values higher than their current market prices has generally worked:

[1] Although these back-test results are based on six-month holding periods, the outperformance securities will have a term of approximately one year. For additional back-test results using one-year holding periods instead of six-month periods, see the section entitled “Historical Information” in the Pricing Supplement.

  First, the U.S. Investment Strategy Team believes calculating the intrinsic value of a company with the same set of assumptions used for its industry provides a metric for measuring “mis-pricing” within the industry. The U.S. Investment Strategy Team believes that many analysts and market participants value a company primarily on its idiosyncratic drivers, with a smaller emphasis on the sector trends. In their view, this mentality is a potential vulnerability in today’s micro-focused hedge fund world.

  Second, although short-term mis-pricing can occur (e.g., late 1990s), the U.S. Investment Strategy Team believes that mean reversion usually ensures that the market price of undervalued companies will recover from any short-term mis-pricing.

  Third, the U.S. Investment Strategy Team believes the model is able to exploit market inefficiencies, as most investors are unlikely to use intrinsic value methods due to the relative complexity of computations and data requirements.

Additional Key Risks

     There are three additional key risks to the intrinsic value model. The first is that the intrinsic value/price metric could become ineffective if the market moves into a deep momentum phase (like the 1998 to 2000 period) where stock price movements disconnect from underlying fundamentals. Second, when the intrinsic value/price measure is used for individual stock picking (as opposed to basket formation), a key risk is that consensus analyst forecasts for the first two years are overstated. A related risk to individual stock picking is the model’s standardization at the stock level that uses industry-level growth to form forecasts while ignoring company-specific drivers. As a result, the only company-specific drivers that are caught in the intrinsic value analysis are those reflected in short-term analyst estimates. Areas potentially most affected by this generalized framework include technology and biotech, where some companies are likely to have longer and higher growth rates. Third, the intrinsic value model may be copied and arbitraged away by the market, thereby diminishing its usefulness. For more information on the risks relating to the securities and the intrinsic value model, please see the section entitled “Risk Factors” in the Pricing Supplement.

Computational Details

     In order to compute the Residual Income (i.e., profits net of the full cost of capital) of a stock, the U.S. Investment Strategy Team begins by using the Dividend Discount Model to derive intrinsic value. A stock’s intrinsic value can be defined as the present value of its expected future dividends based on all currently available information. This definition of the intrinsic value can be written as:

•	The numerator represents the expected future dividend at time t+i based on information available at time t.

•	The denominator represents the discount factor for the future dividend, based on the cost of equity for the issuer of the stock, used to obtain the present value of the future dividend.

Where Vt = the stock’s intrinsic value at time t, Et(Dt+i) = expected future dividends for the period t+i conditional on information available at time t re = cost of equity capital based on information at time t

     Further, using the Clean Surplus Relation in accounting, which posits that the change in book value of equity is equal to the difference between accounting earnings (i.e., net income) and dividends, the U.S. Investment Strategy Team can derive future book values using the current book value and next period’s net income and dividends as:

BVt+1 = BVt + NIt+1 – Divt+1	•	Rewriting the equation using the dividend payout ratio (k), which is the amount of dividend paid for every dollar of net income, or Div/NI, we get:

→ BVt+1 = BVt + (1–k) * NIt+1	•	Further rewriting the equation using the Return on Equity (ROE) ratio, which is the after tax return on book equity, or NIt+1 /BVt , we get:
→ BVt+1 = BVt* (1+(1–k) * ROEt+1)
Where BVt	=	Book value at time t,
k	=	Dividend payout ratio
Div	=	Dividends paid
NI	=	Net Income
ROE	=	Return on Equity

     The Clean Surplus Relation is combined with the Dividend Discount Model equation given above to derive the Edwards-Bell-Ohlson (EBO) variation of the Residual Income Model. This model is an accounting-based stock price valuation model that posits that the intrinsic value equals the current book value of equity plus the present value of expected future residual income. The result of this combination is a formula that expresses the intrinsic value of a stock as the reported book value plus an infinite sum of discounted residual income (note that this equation is similar to the Dividend Discount Model above, but expresses a stock’s expected future dividends in terms of accounting numbers):

•	The numerator represents the expected future residual income at time t+i based on information available at time t.

•	The denominator again represents the discount factor for the future residual income used to obtain the present value of the future residual income.

Rewriting the equation using the Return on Equity (ROE) ratio, which is the after tax return on book equity, or NIt+1/BVt, we get:

Where BVt	=	Book value at time t
Et	=	expectation based on information available at time t
NIt+i	=	net income for period t+i
re	=	cost of equity capital
ROEt+i	=	after tax return on book equity for period t+i

Assumptions for Computing the Intrinsic Value:

     1. Risk Free Rate: They use the 10-year Bond rates available at the end of each month for computing the intrinsic value at the end of each month from Jan 1990.

     2. Risk Premium: They use the equity risk premium computed by assuming that the market is fairly valued at each time point with a deflation penalty. The implied equity risk premium at the end of each month is used.

     3. Payout Ratios: These are computed from publicly available Thomson Financial data.

     4. Return on Equity: They use long-term historical averages from 1985 for each of the 22 GICS sectors for the terminal ROE.

     5. Book Value: These are calculated from the prior year’s numbers and then computed forward using the Clean Surplus assumption.

     6. Earnings Forecasts: Reliable earnings forecasts are available from Thomson Financial since 1990. They use FYI and FY2 earnings per share estimates for the first two years of their model.

     7. Long Term Growth Estimates: They use these consensus estimates for each company in the S&P universe to compute earnings for the next five years in the model. The median long term growth estimate is used for the computation of the S&P 500 Index.

     8. They have assumed a 12-year forecasting period as the time required to achieve steady state equilibrium. Admittedly, a 12-year time period is subjective but they believe that most industry cycles play out over a 10-12 year time span. Second, an advantage of the EBO method is that the terminal value is generally much smaller than the traditional DCF analyses because the EBO method calculates only the residual income and not the future cash flow.

     9. When applying the intrinsic value model to identify the most undervalued stocks in the S&P 500 Index, the U.S. Investment Strategy Team adjusts for statistical outliers by calculating the value-to-price ratio for each stock in the S&P 500 Index and removing those stocks that have a value-to-price ratio of greater than 5.0 and less than 0.2. This has historically resulted in an average of 10 stocks being removed before identifying the most undervalued quintile of stocks in the S&P 500 Index at any given time.